EXHIBIT 2.1
                                                                     -----------







                             CONTRIBUTION AGREEMENT

                                 by and between

                             SEMOTUS SOLUTIONS, INC.

                               FLINT TELECOM, INC.

                                       AND

                              FLINT TELECOM LIMITED

                              DATED APRIL 23, 2008






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                                TABLE OF CONTENTS

                                                                            PAGE


ARTICLE I       DEFINITIONS...................................................1

           Section 1.1    Certain Definitions.................................1

           Section 1.2    Other Definitions...................................9

           Section 1.3    Accounting Terms....................................9

ARTICLE II      CONTRIBUTION.................................................10

           Section 2.1    Agreement to Contribute............................10

           Section 2.2    Excluded Assets....................................11

           Section 2.3    Assumption of Assumed Liabilities..................11

           Section 2.4    Specifically Excluded Liabilities..................12

ARTICLE III     SHARES ISSUED UPON CONTRIBUTION..............................13

           Section 3.1    Shares Issued Upon Contribution....................13

           Section 3.2    Delivery of Shares.................................13

           Section 3.3    Subsequent Merger..................................13

           Section 3.4    Tax Consequences...................................13

           Section 3.5    Allocation of Certain Items........................13

ARTICLE IV      REPRESENTATIONS AND WARRANTIES OF  FLINT AND THE PARENT......14

           Section 4.1    Organization.......................................14

           Section 4.2    Authorization......................................15

           Section 4.3    Absence of Restrictions and Conflicts..............15

           Section 4.4    Required Consents..................................15

           Section 4.5    Real Property......................................16

           Section 4.6    Personal Property..................................16

           Section 4.7    Sufficiency of and Title to Assets.................16

           Section 4.8    Inventory..........................................16

           Section 4.9    Financial Statements...............................17

           Section 4.10   No Undisclosed Liabilities.........................17

           Section 4.11   Absence of Certain Changes.........................17

           Section 4.12   Legal Proceedings..................................18

           Section 4.13   Compliance with Law................................18

           Section 4.14   Contracts..........................................18

           Section 4.15   Tax Returns; Taxes.................................20

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           Section 4.16   Officers, Employees and Independent Contractors....21

           Section 4.17   Benefit Plans......................................22

           Section 4.18   Labor Relations....................................22

           Section 4.19   Insurance Policies.................................23

           Section 4.20   Environmental, Health and Safety Matters...........23

           Section 4.21   Intellectual Property..............................24

           Section 4.22   Affiliate Matters..................................25

           Section 4.23   Customer and Supplier Relations....................25

           Section 4.24   Accounts Receivable................................26

           Section 4.25   Licenses...........................................26

           Section 4.26   Ethical Practices..................................26

           Section 4.27   Product and Service Warranties.....................27

           Section 4.28   Investment Representations.........................27

           Section 4.29   Brokers, Finders and Investment Bankers............27

           Section 4.30   Disclosure.........................................27

           Section 4.31   No Other Agreements................................27

ARTICLE V       REPRESENTATIONS AND WARRANTIES OF THE PARENT.................28

           Section 5.1    Authorization and Validity of Agreement............28

           Section 5.2    Absence of Restrictions and Conflicts..............28

           Section 5.3    Legal Proceedings..................................28

ARTICLE VI      REPRESENTATIONS AND WARRANTIES OF SEMOTUS....................28

           Section 6.1    Organization.......................................29

           Section 6.2    Authorization......................................29

           Section 6.3    Absence of Restrictions and Conflicts..............30

           Section 6.4    Required Consents..................................30

           Section 6.5    Real Property......................................30

           Section 6.6    Sufficiency of Assets..............................31

           Section 6.7    Inventory..........................................31

           Section 6.8    Financial Statements...............................31

           Section 6.9    SEC Reports........................................31

           Section 6.10   No Undisclosed Liabilities.........................33

           Section 6.11   Absence of Certain Changes.........................33

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           Section 6.12   Legal Proceedings..................................33

           Section 6.13   Compliance with Law................................33

           Section 6.14   Contracts..........................................34

           Section 6.15   Tax Returns; Taxes.................................36

           Section 6.16   Officers, Employees and Independent Contractors....37

           Section 6.17   Semotus Benefit Plans..............................37

           Section 6.18   Labor Relations....................................39

           Section 6.19   Insurance Policies.................................40

           Section 6.20   Environmental, Health and Safety Matters...........40

           Section 6.21   Intellectual Property..............................42

           Section 6.22   Affiliate Matters..................................42

           Section 6.23   Customer and Supplier Relations....................43

           Section 6.24   Accounts Receivable................................43

           Section 6.25   Licenses...........................................43

           Section 6.26   Ethical Practices..................................43

           Section 6.27   Product and Service Warranties.....................44

           Section 6.28   Brokers, Finders and Investment Bankers............44

           Section 6.29   Compliance with Securities Laws....................44

           Section 6.30   Registration Rights and Voting Rights..............44

           Section 6.31   Disclosure.........................................45

           Section 6.32   No Other Agreements................................45

ARTICLE VII     CERTAIN COVENANTS AND AGREEMENTS.............................45

           Section 7.1    Conduct of Business................................45

           Section 7.2    Inspection and Access to Information...............47

           Section 7.3    Convertible Promissory Note........................47

           Section 7.4    Notices of Certain Events..........................48

           Section 7.5    Interim Financials.................................48

           Section 7.6    No Solicitation of Transactions....................49

           Section 7.7    Reasonable Efforts; Further Assurances;
                          Cooperation........................................49

           Section 7.8    Consents...........................................50

           Section 7.9    Public Announcements...............................50

           Section 7.10   Employee Matters...................................51

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           Section 7.11   Transfer Taxes; Expenses...........................51

           Section 7.12   Insurance..........................................52

           Section 7.13   Name Change........................................52

           Section 7.14   Risk of Loss.......................................52

           Section 7.15   Accounts and Notes Receivable......................52

           Section 7.16   No Competing Services..............................52

           Section 7.17   Consummation of Subsequent Merger..................53

           Section 7.18   Conduct of Semotus' Business Following Closing.....53

ARTICLE VIII    CONDITIONS TO CLOSING........................................53

           Section 8.1    Conditions to Obligations of Semotus...............53

           Section 8.2    Conditions to Obligations of Flint and the Parent..55

ARTICLE IX      CLOSING......................................................56

           Section 9.1    Closing............................................56

           Section 9.2    Flint Closing Deliveries...........................57

           Section 9.3    Semotus Closing Deliveries.........................57

ARTICLE X       TERMINATION..................................................58

           Section 10.1   Termination........................................58

           Section 10.2   Specific Performance and Other Remedies............58

           Section 10.3   Effect of Termination..............................58

ARTICLE XI      INDEMNIFICATION..............................................59

           Section 11.1   Indemnification Obligations of Flint and Parent....59

           Section 11.2   Indemnification Obligations of Semotus.............60

           Section 11.3   Indemnification Procedure..........................60

           Section 11.4   Survival Period....................................62

           Section 11.5   Investigations.....................................62

           Section 11.6   Exclusive Remedy...................................62

           Section 11.7   Limitations........................................62

ARTICLE XII     MISCELLANEOUS PROVISIONS.....................................63

           Section 12.1   Notices............................................63

           Section 12.2   Schedules and Exhibits.............................64

           Section 12.3   Assignment; Successors in Interest.................64

           Section 12.4   Captions...........................................64

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           Section 12.5   Controlling Law....................................65

           Section 12.6   Severability.......................................65

           Section 12.7   Counterparts; Facsimile............................65

           Section 12.8   Enforcement of Certain Rights......................65

           Section 12.9   Waiver; Amendment..................................65

           Section 12.10  Integration........................................65

           Section 12.11  Compliance with Bulk Sales Laws....................66

           Section 12.12  Interpretation.....................................66

           Section 12.13  Cooperation Following the Closing..................66

           Section 12.14  Transaction Costs..................................66


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                             CONTRIBUTION AGREEMENT

           THIS CONTRIBUTION AGREEMENT, dated as of April 23, 2008, is made and entered into by and between SEMOTUS SOLUTIONS, INC., a Nevada corporation ("Semotus"), FLINT TELECOM, INC., a Delaware corporation ("Flint"), and FLINT TELECOM LIMITED, a company limited by shares organized under the Irish Companies Act 1963 to 2003 (the "Parent").

                                    RECITALS:

           WHEREAS, upon and subject to the terms and conditions set forth herein, Flint proposes to contribute to Semotus, in exchange for the issuance by Semotus of shares of its capital stock, substantially all of the assets used or held for use by Flint in the conduct of its business as a going concern, and Semotus proposes to assume certain of the liabilities and obligations of Flint as set forth herein;

           NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, each Party hereby agrees as follows:

                                    ARTICLE I
                                   DEFINITIONS

           Section 1.1 Certain Definitions. The following terms, as used herein, have the meanings set forth below:

           "Affiliate" of any specified Person means any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such specified Person.

           "Agreement" means this Contribution Agreement, as amended from time to time.

           "Applicable Benefit Laws" means all Laws applicable to any Semotus Benefit Plan or ERISA Affiliate Plan, as the context so requires.

           "Assumed Contracts" means those Contracts to which Flint is a party and which relate to the business of Flint; PROVIDED, HOWEVER, that the Assumed Contracts shall not include any Contract which is an Excluded Asset.

           "Business Day" means any day except Saturday, Sunday or any day on which banks are generally not open for business in the City of Atlanta, Georgia.

           "Closing" means the consummation of the contribution of the Assets, as set forth in Article IX of this Agreement.

           "Closing Date" means the date on which the Closing occurs.

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           "Closing Date Indebtedness" means any indebtedness of Flint with respect to (a) borrowed money, (b) notes payable, (c) capital leases, and (d) installment sale Contracts or other Contracts relating to the deferred and unpaid purchase price of property or services, including any interest accrued thereon and prepayment or similar penalties and expenses, as of the Closing Date.

           "COBRA Coverage" means continuation coverage required under Section 4980B of the Code and Part 6 of Title I of ERISA and any applicable state Law.

           "Code" means the United States Internal Revenue Code of 1986, as amended from time to time.

           "Confidential Information" means any data or information (including trade secrets), without regard to form, regarding (for example and including)
(a) business process models; (b) proprietary software; (c) research, development, products, services, marketing, selling, business plans, budgets, unpublished financial statements, licenses, prices, costs, Contracts, suppliers, customers, and customer lists; (d) the identity, skills and compensation of employees, contractors, and consultants; (e) specialized training; and (f) discoveries, developments, trade secrets, processes, formulas, data, lists, and all other works of authorship, mask works, ideas, concepts, know-how, designs, and techniques, whether or not any of the foregoing is or are patentable, copyrightable, or registrable under any intellectual property Laws or industrial property Laws in the United States or elsewhere. Notwithstanding the foregoing, no data or information constitutes "Confidential Information" if such data or information is publicly known and in the public domain through means that do not involve a breach by the Party who is under an obligation of confidentiality or under any covenant or obligation set forth in this Agreement.

           "Contract" means any contract, sub-contract, agreement, lease, sublease, license, commitment, sale and purchase order, note, loan agreement or any other instrument, arrangement, or understanding of any kind, whether written or oral, and whether express or implied.

           "Control" means, when used with respect to any specified Person, the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by Contract or otherwise.

           "Customer" means a customer of Flint or Semotus, as the context so requires, that paid such Flint or Semotus, as applicable, more than $10,000 in the aggregate during its most recently completed fiscal year or a customer that is expected to pay Flint or Semotus, as applicable, more than $10,000 in the aggregate during its current fiscal year.

           "Employee Benefit Plan" means, with respect to any Person, each plan, fund, program, agreement, arrangement or scheme, including each plan, fund, program, agreement, arrangement or scheme maintained or required to be maintained under applicable Laws, that is at any time sponsored or maintained or required to be sponsored or maintained by such Person or to which such Person makes or has made, or has or has had an obligation to make, contributions providing benefits to the current and former employees, directors, managers, officers, consultants, independent contractors, contingent workers or leased employees of such Person or the

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dependents of any of them (whether written or oral), or with respect to which such Person has any liability or obligation, including (a) each deferred compensation, bonus, incentive compensation, pension, retirement, employee stock ownership, stock purchase, stock option, profit sharing or deferred profit sharing, stock appreciation, phantom stock plan and other equity compensation plan, "welfare" plan (within the meaning of Section 3(1) of ERISA, determined without regard to whether such plan is subject to ERISA), (b) each "pension" plan (within the meaning of Section 3(2) of ERISA, determined without regard to whether such plan is either subject to ERISA or is tax-qualified under the
Code), (c) each severance plan or agreement, and each other plan providing health, vacation, supplemental unemployment benefit, hospitalization insurance, medical, dental, disability, life insurance, death or survivor benefits, fringe benefits or legal benefits and (d) each other employee benefit plan, fund, program, agreement or arrangement.

           "Employment Agreement" means any written or oral employment contract, consulting agreement, termination or severance agreement, salary continuation agreement, change of control agreement or any other Contract, including offers for any of the above, respecting the terms and conditions of employment or payment of compensation in respect to any current or former officer or employee.

           "Environmental Laws" means all Laws and common law relating to pollution or protection of health, safety or the environment, including the Federal Water Pollution Control Act (33 U.S.C. ss.1251 et seq.), Resource Conservation and Recovery Act (42 U.S.C. ss.6901 et seq.), Safe Drinking Water Act (42 U.S.C. ss.3000(f) et seq.), Toxic Substances Control Act (15 U.S.C. ss.2601 et seq.), Clean Air Act (42 U.S.C. ss.7401 et seq.), Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. ss.9601 et seq.) and other similar federal, state and local statutes.

           "ERISA" means the United States Employee Retirement Income Security Act of 1974.

           "ERISA Affiliate" means any Person that together with Semotus would be deemed a "single employer" within the meaning of Section 414 of the Code.

           "ERISA Affiliate Plan" means each Employee Benefit Plan sponsored or maintained or required to be sponsored or maintained at any time by any ERISA Affiliate, or to which such ERISA Affiliate makes or has made, or has or has had an obligation to make, contributions at any time, or with respect to which such ERISA Affiliate has any liability or obligation.

           "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

           "Flint Ancillary Documents" means any certificate, agreement, document or other instrument, other than this Agreement, to be executed and delivered by Flint or Parent in connection with the transactions contemplated hereby.

           Flint Disclosure Letter means the schedule of exceptions to the representations and warranties of Flint and Parent under Article IV hereof delivered to Semotus upon the execution of this Agreement. The Flint Disclosure Letter shall be arranged in separate Sections corresponding to the numbered and lettered Sections contained in this Agreement. The

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information disclosed in any numbered or lettered Section shall be deemed to relate to and to qualify the representations or warranties set forth in the corresponding numbered or lettered Section in this Agreement, as well as any other representations to which it is readily apparent that such disclosures apply.

           "Flint Financial Statements" means (a) the unaudited balance sheet of Flint as of June 30, 2007, and the statements of income and cash flows of Flint for the period then ended, (b) the unaudited balance sheet of Flint as of December 31, 2006, and the statements of income and cash flow of Flint for the period then ended, and (c) the unaudited balance sheet of Flint for the nine-month period ending as of March 31, 2008 and the unaudited statements of income and cash flows of Flint for the period then ended.

           "Flint Indemnified Parties" means Flint, the Parent and their respective officers, directors, employees, agents and representatives and the heirs, executors, successors and assigns of any of the foregoing.

           "Flint Intellectual Property" means any Intellectual Property that is owned by or licensed to Flint.

           "Flint Proprietary Software" means all Software owned by Flint.

           "Flint Registered Intellectual Property" means all of the Registered Intellectual Property owned by, filed in the name of, or licensed to Flint.

           "FMLA" means the United States Family and Medical Leave Act.

           "GAAP" means United States generally accepted accounting principles.

           "Governmental Entity" means any (a) nation, state, commonwealth, county, city, town, village, district, or other jurisdiction of any nature, (b) federal, state, local, municipal, foreign, or other government, (c) federal, state, local or foreign governmental or quasi-governmental authority of any nature (including any agency, branch, department, board, commission, court or tribunal), (d) multi-national or supra-national organization or body, (e) body exercising, or entitled or purporting to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power, including any court or arbitrator, (f) self-regulatory organization or
(g) official of any of the foregoing.

           "Hazardous Materials" means any pollutant, chemical, substance and any toxic, infectious, carcinogenic, reactive, corrosive, ignitable or flammable chemical, or chemical compound, or hazardous substance, material or waste, whether solid, liquid or gas, that is subject to regulation, control or remediation under any Environmental Laws, including any quantity of friable asbestos, urea formaldehyde, polychlorinated biphenyls, radon gas, crude oil or any fraction thereof, all forms of natural gas, petroleum products or by-products or derivatives.

           "Indemnified Party" means a Semotus Indemnified Party or a Flint Indemnified Party.

           "Intellectual Property" means any or all of the following and all rights, arising out of or associated therewith: (a) all patents and applications therefor and all reissues, divisions,

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renewals, extensions, provisionals, continuations and continuations-in-part thereof; (b) all inventions (whether patentable or not), invention disclosures, improvements, proprietary information, know-how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (c) all copyrights, copyright registrations and applications therefor, and all other rights corresponding thereto; (d) all industrial designs and any registrations and applications therefor; (e) all internet uniform resource locators, domain names, trade names, logos, slogans, designs, common law trademarks and service marks, trademark and service mark registrations and applications therefor; (f) all Software, databases and data collections and all rights therein; (g) all moral and economic rights of authors and inventors, however denominated; and (h) any similar or equivalent rights to any of the foregoing.

           "Knowledge" means, (i) with respect to Flint, all facts known by any executive officer or director of Flint on the date hereof or on the Closing Date following reasonable inquiry and diligence with respect to the matters at hand and (ii) with respect to Semotus, all facts known by any executive officer or director of Semotus on the date hereof or on the Closing Date following reasonable inquiry and diligence with respect to the matters at hand.

           "Labor Laws" means all Laws governing or concerning labor relations, unions and collective bargaining, conditions of employment, employee classification, employment discrimination and harassment, wages, hours or occupational safety and health, including ERISA, the United States Immigration Reform and Control Act of 1986, the United States National Labor Relations Act, the United States Civil Rights Acts of 1866 and 1964, the United States Equal Pay Act, the United States Americans with Disabilities Act, the United States Age Discrimination in Employment Act, FMLA, WARN, OSHA, the United States Davis Bacon Act, the United States Walsh-Healy Act, the United States Service Contract Act, United States Executive Order 11246, the United States Fair Labor Standards Act and the United States Rehabilitation Act of 1973.

           "Laws" means all laws (including Labor Laws), statutes, common law, rules, codes, regulations, restrictions, ordinances, orders, decrees, approvals, directives, judgments, rulings, injunctions, writs, awards and decrees of, or issued or entered by, all Governmental Entities.

           "Leased Real Property" means the parcels of real property of which Flint or Semotus, as the context so requires, is the lessee or sublessee (together with all fixtures and improvements thereon).

           "Licenses" means all notifications, licenses, permits (including environmental, construction and operation permits), franchises, certificates, approvals, exemptions, classifications, registrations and other similar documents and authorizations issued by any Governmental Entity, and applications therefor.

           "Liens" means all mortgages, liens, pledges, security interests, charges, claims, restrictions and encumbrances of any nature whatsoever.

           "Losses" means any and all claims, liabilities, obligations, damages, losses, costs, expenses, penalties, fines and judgments (including amounts paid in settlement, costs of investigation and reasonable attorney's fees and expenses), whenever arising or incurred, and

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whether or not arising out of a third party claim. The Parties acknowledge and agree that "Losses" shall not include special, indirect, consequential, exemplary and punitive damages and any damages associated with any lost profits or lost opportunities (including loss of future revenue, income or profits and diminution of value).

           "Material Adverse Effect" means any state of facts, change, event, effect or occurrence (when taken individually or together with all other states of fact, changes, events, effects or occurrences) that has, has had or is reasonably likely to have a materially adverse effect on the financial condition, results of operations, prospects, properties, assets or liabilities (including contingent liabilities) of Flint or Semotus, as the context so requires. A Material Adverse Effect shall also include any state of facts, change, event or occurrence that shall have occurred or been threatened that (when taken individually or together with all other states of facts, changes, events, effects or occurrences that have occurred or been threatened) has prevented or materially delayed, or would be reasonably likely to prevent or materially delay, the performance by Flint or Semotus, as the context so requires, of their obligations hereunder or the consummation of the transactions contemplated hereby. Notwithstanding the foregoing, any state of facts, change, event or occurrence that shall have occurred or been threatened that is caused by or results from any of the following shall not be taken into account in determining whether there has been a Material Adverse Effect: (i) any actions taken or not taken, as the case may be, as required or permitted by or pursuant to the terms of this Agreement; (ii) changes affecting the industry in which Flint or Semotus, as the context so requires, operates generally, the United States or global economy or general economic conditions (except where, with respect to each case, such changes or economic conditions disproportionately impact Flint or Semotus, as the context so requires); and (iii) the announcement or pendency of any of the transactions contemplated by this Agreement.

           "NLRB" means the United States National Labor Relations Board.

           "Non-Assignable Contracts" means Assumed Contracts that require third-party consents for assignment that have not been obtained by Flint as of the Closing.

           "OSHA" means the United States Occupational Safety and Health Administration.

           "Owned Real Property" means the parcels of real property which Flint or Semotus, as the context so requires, owns (together with all fixtures and improvements thereon).

           "Party" or "Parties" means, individually, Semotus, Flint and the Parent and, collectively, Semotus, Flint and the Parent.

           "Permitted Liens" means (a) Liens for Taxes not yet due and payable (excluding Liens arising under ERISA or Code Section 412), (b) Liens of carriers, warehousemen, mechanics, materialmen and repairmen incurred in the ordinary course of business consistent with past practice and not yet delinquent and (c) in the case of the Real Property, zoning, building, or other restrictions, variances, covenants, rights of way, encumbrances, easements and other minor irregularities in title, none of which, individually or in the aggregate, (i) interfere in any material respect with the present use of or occupancy of the affected parcel by Flint or Semotus, as the

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context so requires, (ii) have more than an immaterial effect on the value thereof or its use or (iii) would impair the ability of such parcel to be sold for its present use.

           "Person" means any individual, corporation, partnership, joint venture, limited liability company, trust, unincorporated organization or Governmental Entity.

           "Real Property" means the Leased Real Property and the Owned Real Property.

           "Receivables" means Flint's accounts receivable, costs in excess of billings, notes receivable, retainages and other receivables as of the close of business on the Closing Date.

           "Reference Balance Sheet" means the unaudited balance sheet of Flint at March 31, 2008, and the unaudited balance sheet of Semotus at December 31, 2007, as the context so requires.

           "Registered Intellectual Property" means all: (a) patents and patent applications (including provisional applications); (b) registered trademarks and service marks, applications to register trademarks and service marks, intent-to-use applications, or other registrations or applications related to trademarks and service marks; (c) registered copyrights and applications for copyright registration; (d) domain name registrations; and (e) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded with any Governmental Entity.

           "Release" means, with respect to any Hazardous Material, any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into any surface or ground water, drinking water supply, soil, surface or subsurface strata or medium, or the ambient air.

           "SEC" means the Securities and Exchange Commission.

           "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

           "Semotus Ancillary Documents" means any certificate, agreement, document or other instrument, other than this Agreement, to be executed and delivered by Semotus in connection with the transactions contemplated hereby.

           "Semotus Benefit Plan" means any Employee Benefit Plan maintained by Semotus or any of its Affiliates.

           Semotus Disclosure Letter means the schedule of exceptions to the representations and warranties of Semotus under Article VI hereof delivered to Flint and Parent upon the execution of this Agreement. The Semotus Disclosure Letter shall be arranged in separate Sections corresponding to the numbered and lettered Sections contained in this Agreement. The information disclosed in any numbered or lettered Section shall be deemed to relate to and to qualify the representations or warranties set forth in the corresponding numbered or lettered Section in this Agreement, as well as any other representations to which it is readily apparent that such disclosures apply.

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           "Semotus Financial Statements" means (a) the audited balance sheet of
Semotus as of March 31, 2007, and the audited statements of income and cash flows of Semotus for the period then ended, (b) the audited balance sheet of Semotus as of March 31, 2006, and the audited statements of income and cash flow of Semotus for the period then ended, and (c) the unaudited balance sheet of Semotus for the nine-month period ending as of December 31, 2007 and the unaudited statements of income and cash flows of Semotus for the period then ended.

           "Semotus Indemnified Parties" means Semotus and its Affiliates, their respective officers, directors, employees, agents and representatives and the heirs, executors, successors and assigns of any of the foregoing.

           "Software" means any computer software program, together with any error corrections, updates, modifications, or enhancements thereto, in both machine-readable form and human-readable form, including all comments and any procedural code.

           "Subsidiary" or "Subsidiaries" means any Person Controlled, directly or indirectly through one or more intermediaries and, with respect to Semotus, shall include specifically Clickmarks, Inc., Expand Beyond Corporation, Semotus Systems Corp. and Wizshop.com, Inc.

           "Supplier" means any supplier of goods or services to which Flint or Semotus, as the context so requires, paid more than $10,000 in the aggregate during the most recently completed fiscal year or expects to pay more than $10,000 in the aggregate during the current fiscal year.

           "Taxes" means all taxes, assessments, charges, duties, fees, levies and other charges of a Governmental Entity, including income, franchise, capital stock, real property, personal property, tangible, withholding, employment, payroll, social security, social contribution, unemployment compensation, disability, transfer, sales, use, excise, gross receipts, value-added and all other taxes of any kind (including taxes under Treasury Regulation Section 1.1502-6) for which Flint or Semotus, as the context so requires, may have any liability imposed by any Governmental Entity, whether disputed or not, and any related charges, interest or penalties imposed by any Governmental Entity.

           "Tax Return" means any report, return, declaration or other information, in whatever form or medium, required to be supplied to a Governmental Entity in connection with Taxes, including estimated returns and reports of every kind with respect to Taxes.

           "Termination Date" means the date prior to the Closing when this Agreement is terminated in accordance with Article X.

           "Transferred Employee" means an employee of Flint who accepts an offer of employment from Semotus. Such employee shall be considered a "Transferred Employee" as of the time he or she first performs services for Semotus on or after the Closing Date.

           "Treasury Regulations" means the temporary and final income Tax regulations, promulgated under the Code.

           "WARN" means the United States Worker Adjustment and Retraining Notification Act and similar state Laws.

           Section 1.2 Other Definitions. Each of the following terms is defined in the Section set forth opposite such term:

Term                                                              Section
----                                                              -------

Acquisition Transaction.........................................   7.5
Affiliate Loan..................................................   7.14(a)
Assets..........................................................   2.1
Assumed Liabilities.............................................   2.3(b)
Assumption Agreement............................................   9.2(c)
Bill of Sale....................................................   9.2(b)
Company Reports.................................................   6.9
Competitive Services............................................   7.15
Corporate Overhead..............................................   7.18
Excluded Assets.................................................   2.2
Expiration Date.................................................   10.1(e)
Flint...........................................................   Preamble
Flint Business..................................................   7.18
Flint Deductible................................................   11.7(b)
Flint De Minimis Amount.........................................   11.7(b)
Flint Losses....................................................   11.2
HMO.............................................................   6.17(g)
Indemnifying Party..............................................   11.3(a)
Investment Agreement............................................   7.3
IRS.............................................................   4.17(b)
Note............................................................   7.3
Notice of Claim.................................................   11.3(c)
NQDC Plan.......................................................   4.17(l)
Parent..........................................................   Preamble
Parties.........................................................   Preamble
Party...........................................................   Preamble
Required Consent................................................   4.4
Semotus.........................................................   Preamble
Semotus Business................................................   7.18
Semotus Deductible..............................................   11.7(a)
Semotus De Minimis Amount.......................................   11.7(a)
Semotus Group Health Plan.......................................   7.9(a)
Semotus Losses..................................................   11.1
Semotus Shares..................................................   3.1
SOX.............................................................   6.9(b)
Specifically Excluded Liabilities...............................   2.4
Subsequent Merger...............................................   3.3


           Section 1.3 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

                                   ARTICLE II
                                  CONTRIBUTION

           Section 2.1 Agreement to Contribute. Subject to the terms and conditions hereof, at the Closing, Flint shall contribute, assign, transfer and deliver to Semotus, and Semotus shall accept such contribution and acquire from Flint, all right, title and interest of Flint in and to, except for the Excluded Assets, all of its assets, properties and rights of every kind, nature, character and description, whether real, personal or mixed, whether tangible or intangible, and wherever situated, in existence on the date hereof and any additions thereto on or before the Closing Date (such assets, properties and rights, being referred to as the "Assets"), free and clear of all Liens other than Permitted Liens. The Assets shall include Flint's right, title and interest in and to the following assets, properties and rights:

                      (a) cash, cash equivalents and marketable securities and all rights to any bank accounts;

                      (b) inventory, including finished goods, supplies, raw materials, work in progress, spare, replacement and component parts, and other inventory property located at, stored on behalf of or in transit to Flint;

                      (c) deposits, advances, pre-paid expenses and credits;

                      (d) fixed assets, vehicles, equipment, machinery, tools, furnishings, computer hardware and fixtures;

                      (e) the Assumed Contracts;

                      (f) the Leased Real Property and all licenses, permits, approvals, easements and other rights relating thereto;

                      (g) the goodwill, patents, patent applications, copyrights, copyright applications, methods, know-how, Software, technical documentation, processes, procedures, inventions, trade secrets, trademarks, trade names, service marks, service names, registered user names, technology, research records, data, designs, plans, drawings, manufacturing know-how and formulas, whether patentable or unpatentable, and other intellectual or proprietary rights or property (and all rights thereto and applications therefor), including all Flint Intellectual Property;

                      (h) the Receivables, the proceeds thereof, and any security therefor;

                      (i) causes of action, lawsuits, judgments, claims and demands of any nature, whether arising by way of counterclaim or otherwise;

                      (j) all express or implied guarantees, warranties, representations, covenants, indemnities and similar rights;

                      (k) all Licenses, including those set forth on Schedule 4.25;

                      (l) insurance proceeds and insurance awards receivable with respect to any of the Assets which arise from or relate to events occurring prior to or on the Closing Date; and

                      (m) information, files, correspondence, records, data, plans, reports, Contracts and recorded knowledge, including customer, supplier, price and mailing lists, and all accounting or other books and records of Flint in whatever media retained or stored, including computer programs and disks.

           Section 2.2 Excluded Assets. Notwithstanding anything to the contrary set forth herein, the Assets shall not include the following assets, properties and rights of Flint (collectively, the "Excluded Assets"):

                      (a) the articles of incorporation and bylaws, minute books, and stock ledgers and stock records of Flint;

                      (b) the Contracts set forth on Exhibit 2.2(b);

                      (c) the rights that accrue to Flint hereunder;

                      (d) rights to refunds of Taxes paid by Flint, whether paid directly by Flint or indirectly by a third party on Flint's behalf, regardless of whether such rights have arisen or hereafter arise;

                      (e) insurance policies (and any cash or surrender value thereon);

                      (f) inventory that has been transferred or disposed of by Flint prior to Closing in the ordinary course of business, consistent with past practice, without violation of this Agreement; and

                      (g) those items set forth on Exhibit 2.2(g).

           Section 2.3 Assumption of Assumed Liabilities.

                      (a) Except as provided in Section 2.3(b), Semotus shall not assume, in connection with the transactions contemplated hereby, any liability or obligation of Flint whatsoever, whether known or unknown, disclosed or undisclosed, accrued or hereafter arising, absolute or contingent, and Flint shall retain responsibility for all such liabilities and obligations.

                      (b) Effective as of the Closing, Semotus shall assume the following liabilities and obligations of Flint (collectively, the "Assumed Liabilities"):

                      (i) the obligations of Flint under each Assumed Contract as listed on Exhibit 2.3(b)(i), except to the extent such obligations are required to be performed on or prior to the Closing Date, are not disclosed in writing within and on the face of such Assumed Contract, or accrue, relate to or arise out of the operation of Flint's business prior to the Closing Date;

                      (ii) the current liabilities of Flint as listed on Exhibit 2.3(b)(ii); and

                      (iii) any Closing Date Indebtedness as listed on Exhibit 2.3(b)(iii).

Section 2.4 Specifically Excluded Liabilities. Specifically, and without in any way limiting the generality of Section 2.3(a), the Assumed Liabilities shall not include, and in no event shall Semotus assume, agree to pay, discharge or satisfy any liability or obligation hereunder or otherwise have any responsibility for any liability or obligation of Flint (together with all other liabilities that are not Assumed Liabilities, the "Specifically Excluded Liabilities"):

                      (a) relating to any liability or obligation (including accounts payable) owed to Parent or any Affiliate of Flint (other than accrued salary, wages, commissions or bonuses for the then-current payroll period);

                      (b) for Taxes with respect to any period;

                      (c) relating to guarantees of any indebtedness of any Person;

                      (d) relating to, resulting from, or arising out of, (i) claims made in pending or future suits, actions, investigations or other legal, governmental or administrative proceedings or (ii) claims based on violations of Law (including any Environmental Law, workers' compensation, employment practices or health and safety matters), breach of Contract, or any other actual or alleged failure of Flint to perform any obligation (under any Law, License or Contract), in each case arising out of, or relating to, (w) acts or omissions that shall have occurred, (x) services performed or products sold, (y) the ownership or use of the Assets, or (z) the operation of Flint's business, prior to the Closing;

                      (e) pertaining to any Excluded Asset;

                      (f) relating to, resulting from, or arising out of, any former operation of Flint that has been discontinued or disposed of prior to the Closing;

                      (g) relating to the employment or termination of any current or former employee, director, manager, officer, consultant, independent contractor, contingent worker or leased employee; or

                      (h) arising or incurred in connection with the negotiation, preparation and execution hereof and the transactions contemplated hereby and any fees and expenses of counsel, accountants, brokers, financial advisors or other experts of Flint.

Such Specifically Excluded Liabilities shall include all claims, actions, litigation and proceedings relating to any or all of the foregoing and all costs and expenses in connection therewith.

                                   ARTICLE III
                         SHARES ISSUED UPON CONTRIBUTION

           Section 3.1 Shares Issued Upon Contribution. In exchange for the contribution by Flint of the Assets, Semotus shall issue to Flint Twenty-Eight Million Four Hundred Sixty Thousand Ninety Four (28,460,094) shares of Semotus' voting restricted common stock, $.01 par value per share (the "Semotus Shares") (evidencing an approximate eighty-four percent (84%) ownership of Semotus on a fully-diluted basis taking into account the Semotus Shares issued to Flint at the Closing and the shares issued to LaPine pursuant to Section 8.2(f) but excluding for these purposes any shares outstanding or available for issuance under Semotus' existing stock option plans). In addition to the foregoing issuance of shares, as consideration for the contribution, assignment, transfer and delivery of the Assets, Semotus shall assume and discharge the Assumed Liabilities.

           Section 3.2 Delivery of Shares. On the Closing Date, Semotus shall issue and deliver or cause to be issued and delivered to Flint one or more certificates evidencing the Semotus Shares duly registered in the name of "Flint Telecom, Inc." Certificates representing the Semotus Shares will bear the following legend:

           "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER SAID ACT OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE."

           Section 3.3 Subsequent Merger. As soon as practicable after the Closing Date, the parties shall cause Flint to merge with and into Semotus in accordance with applicable Nevada and Delaware state law (the "Subsequent Merger") such that the separate existence of Flint shall thereupon cease and Semotus shall continue as the surviving entity. At the effective time of the Subsequent Merger, each share of capital stock of Flint issued and outstanding immediately prior to the effective time of the Subsequent Merger shall be automatically converted into an aggregate of Twenty-Eight Million Four Hundred Sixty Thousand Ninety Four (28,460,094) shares of Semotus's voting restricted common stock.

           Section 3.4 Tax Consequences. It is intended that the contribution of assets described herein and the Subsequent Merger, taken together, shall constitute a "reorganization" within the meaning of Section 368(a) of the Code in the manner described in Revenue Ruling 2001-46, and that this Agreement shall constitute a "plan of reorganization" for the purposes of Sections 354 and 361 of the Code.

           Section 3.5 Allocation of Certain Items. With respect to certain expenses incurred in the operations of Flint, the following allocations shall be made between Flint on the one hand and Semotus on the other:

                      (a) Taxes. Real and ad valorem property Taxes shall be apportioned at the Closing based upon the amounts set forth in the current tax bills therefor and the number of days in the taxable period prior to (and including) the Closing Date and in the taxable period following the Closing Date.

                      (b) Utilities. Utilities, water and sewer charges shall be apportioned based upon the number of Business Days occurring prior to (and including) the Closing Date and following the Closing Date during the billing period for each such charge.

           Appropriate cash payments by Semotus or Flint, as the case may require, shall be made hereunder from time to time as soon as reasonably practicable after the facts giving rise to the obligation for such payments are known in the amounts necessary to give effect to the allocations provided for in this Section 3.5.

                                   ARTICLE IV
                        REPRESENTATIONS AND WARRANTIES OF
                              FLINT AND THE PARENT

           Except as disclosed in the Flint Disclosure Letter, Flint and the Parent hereby, jointly and severally, represent and warrant to Semotus as follows as of the date hereof and the Closing Date:

           Section 4.1 Organization.

                      (a) Flint is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Flint is duly qualified or registered as a foreign corporation to transact business under the Laws of each jurisdiction where the character of its activities or the location of the properties owned or leased by it requires such qualification or registration, except in such jurisdictions where the failure to be so qualified or in good standing would not reasonably be expected to have a Material Adverse Effect on Flint. Flint has heretofore made available to Semotus true, correct and complete copies of its articles of incorporation and bylaws as currently in effect and its corporate record books with respect to actions taken by its shareholder and board of directors.

                      (b) Flint does not own, directly or indirectly, any capital stock or other equity, securities or interests in any other corporation or in any limited liability company, partnership, joint venture or other Person.

                      (c) The authorized capital stock of Flint consists of 3,000 shares of common stock, $.01 par value per share, of which 1,000 shares are issued and outstanding. The Parent owns all of the issued and outstanding shares of capital stock of Flint. There are no outstanding options, warrants, conversion rights, subscriptions or other rights entitling any Person to acquire or receive, or requiring Flint to issue, any shares of its capital stock or securities convertible into, or exchangeable for, such shares of capital stock. There are no outstanding or authorized stock appreciation, phantom stock, stock plans or similar rights with respect to Flint.

                      (d) There are no assets, properties or rights (whether real, personal or mixed and whether tangible or intangible) that are owned or used by Flint that are not related to or utilized in its business or that are related to or used in the business of any other Person. There are no liabilities of Flint of any kind whatsoever, whether accrued, contingent, absolute or otherwise, that are not related to its business.

           Section 4.2 Authorization. Flint has full corporate power and authority to execute and deliver this Agreement and Flint Ancillary Documents and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Flint Ancillary Documents by Flint and the performance by Flint of its obligations hereunder and thereunder and the consummation of the transactions provided for herein and therein have been duly and validly authorized by all necessary corporate action on the part of Flint. This Agreement has been, and the Flint Ancillary Documents shall be as of the Closing Date, duly executed and delivered by Flint and do or shall, as the case may be, constitute the valid and binding agreements of Flint, enforceable against Flint in accordance with their respective terms, except to the extent that enforceability may be limited by the effect of (i) any applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity.

           Section 4.3 Absence of Restrictions and Conflicts. The execution, delivery and performance by Flint of this Agreement and the Flint Ancillary Documents, as applicable, the consummation of the transactions contemplated hereby and thereby and the fulfillment of and compliance with the terms and conditions hereof and thereof do not or shall not (as the case may be), with the passing of time or the giving of notice or both, (a) contravene or conflict with any term or provision of the articles of incorporation or bylaws of Flint, (b) violate or conflict with, constitute a breach of or default under, result in the loss of any benefit under, permit the acceleration of any obligation under or create in any party the right to terminate, modify or cancel any Assumed Contract or any other Contract to which Flint is a party, (c) contravene or conflict with any judgment, decree or order of any Governmental Entity to which Flint is a party or by which Flint or any of its respective properties are bound, (d) contravene or conflict with any Law or arbitration award applicable to Flint, or (e) result in the creation or imposition of any Lien on any Asset, except in the case of each of (b) and (d) above to the extent any such violation, breach or conflict would not reasonably be expected to result in a Material Adverse Effect on Flint.

           Section 4.4 Required Consents. Schedule 4.4 sets forth each action, consent, approval, notification, waiver, authorization, order or filing (each, a "Required Consent" and collectively, the "Required Consents") under any Law, License or Contract to which Flint is a party that is necessary with respect to the execution, delivery and performance of this Agreement or the Flint Ancillary Documents to avoid a breach or violation of, or giving rise to any right of termination, cancellation or acceleration of any right or obligation or to a loss of any benefit under any such Law, License or Contract. Except as set forth on Schedule 4.4, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required with respect to Flint or the Parent in connection with the execution, delivery or performance of this Agreement or the Flint Ancillary Documents or the consummation of the transactions contemplated hereby.

           Section 4.5 Real Property.

                      (a) Flint has no Owned Real Property.

                      (b) Schedule 4.5(b) sets forth a true, correct and complete legal description of each parcel of Leased Real Property. The leases with respect thereto are in full force and effect and are valid, binding and enforceable against the parties thereto in accordance with their respective terms.

                      (c) Except for the Permitted Liens, no Leased Real Property is subject to (i) any Liens, (ii) any governmental decree or order (or, to the Knowledge of Flint, threatened or proposed order) or (iii) any rights of way, building use restrictions, exceptions, variances, reservations or limitations of any nature whatsoever.

                      (d) The improvements and fixtures on the Real Property are in good operating condition and in a state of good maintenance and repair, ordinary wear and tear excepted, and are adequate and suitable for the purposes for which they are presently being used and as presently planned to be used. There is no condemnation, expropriation or similar proceeding pending or, to the Knowledge of Flint, threatened against any of the Leased Real Property or any improvement thereon. The Leased Real Property constitutes all of the real property utilized by Flint in the operation of its business. None of the Leased Real Property is used for any purpose other than the operation of Flint's business. The buildings and structures included in the Leased Real Property have access to (i) public roads or valid easements over private streets or private property for such ingress to and egress from all such buildings and structures, and
           (ii) water supply, storm and sanitary sewer facilities, telephone, gas and electrical connections, fire protection, drainage and other public utilities, as is necessary for the conduct of Flint's business.

           Section 4.6 Personal Property. All equipment and other items of tangible personal property and assets included in the Assets (a) are free of defects and in good operating condition and in a state of good maintenance and repair, ordinary wear and tear excepted and (b) were acquired and are usable in the regular and ordinary course of business. All of the tangible personal property and assets included in the Assets are located at the Leased Real Property. No Person other than Flint owns any equipment or other tangible personal property or asset that is necessary to the operation of Flint's business, except for the leased equipment, property or Assets listed on Schedule 4.6.

           Section 4.7 Sufficiency of and Title to Assets. The Assets constitute all of the assets (whether real, personal or mixed and whether tangible or intangible) necessary and sufficient to permit Flint to conduct its business in accordance with Flint's past practices and as presently planned to be conducted. Flint has (and shall convey to Semotus at the Closing) good title to or, in the case of the Leased Real Property or leased personal property, valid leasehold interests in, the Assets, free and clear of all Liens except Permitted Liens.

           Section 4.8 Inventory. Flint's inventory (a) was acquired and is sufficient for the operation of its business in the ordinary course consistent with past practice, (b) is of a quality and quantity usable or saleable in the ordinary course of business, and (c) is valued on the books and records of Flint at the lower of cost or market with the cost determined under the first-in-first-out inventory valuation method consistent with past practice. No previously sold inventory is subject to returns in excess of those historically experienced by Flint.

           Section 4.9 Financial Statements. Schedule 4.9 contains true, correct and complete copies of the Flint Financial Statements. The Flint Financial Statements are in conformity with GAAP and have been prepared from, and are in accordance with, the books and records of Flint, which books and records have been maintained on a basis consistent with the past practice of Flint. Each balance sheet included in the Flint Financial Statements (including the related notes and schedules) is true, correct and complete and fairly presents the financial position of Flint as of the date of such balance sheet, and each statement of income and cash flows included in the Flint Financial Statements (including the related notes and schedules) is true, correct and complete and fairly presents the results of operations and changes in cash flows, as the case may be, of Flint for the periods set forth therein. Since June 30, 2007, there has been no change in any accounting (or tax accounting) policy, practice or procedure of Flint. Flint maintains accurate books and records reflecting its assets, liabilities, revenues and expenses and maintains proper and adequate internal accounting controls which provide assurance that (i) transactions are executed in accordance with management's authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, and (iii) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis.

           Section 4.10 No Undisclosed Liabilities. There are no liabilities of Flint of any kind whatsoever, whether accrued, contingent, absolute or otherwise, and whether known or unknown, except for:

                      (a) liabilities and obligations fully reflected or provided for in the Reference Balance Sheet of Flint;

                      (b) liabilities and obligations incurred in the ordinary course of business, consistent with past practice, since the date of the Reference Balance Sheet of Flint and of a type reflected on such Reference Balance Sheet; and

                      (c) liabilities and obligations under Contracts that are not (i) attributable to any failure by Flint to comply with the terms thereof or any express or implied warranty, or (ii) entered into in violation of this Agreement.

           Schedules 2.3(b) and 4.10 attached hereto sets forth a complete and accurate list of all the liabilities that Semotus shall assume at the Closing.
Schedule 2.4 attached hereto sets forth a complete and accurate list of all of the liabilities that Semotus shall not assume and which shall be retained by Flint. To the extent any specific liability is not listed on any of the schedules identified in this Section 4.10, such liabilities shall be deemed to be retained by Flint.

           Section 4.11 Absence of Certain Changes. Since the date of the Reference Balance Sheet of Flint, there has not been (a) any Material Adverse Effect as to Flint, (b) any damage, destruction, loss or casualty to property or assets of Flint (including the Assets) with a value in excess of $10,000, whether or not covered by insurance, (c) any sale, transfer or disposition of any properties or assets, other than sales of inventory in the ordinary course of business, consistent with past practice or (d) any action taken of the type described in Section 7.1, that, had such action occurred following the date hereof without Semotus's prior approval, would be in violation of such Section 7.1.

           Section 4.12 Legal Proceedings. There is no suit, action, claim, arbitration, proceeding or investigation pending or, to the Knowledge of Flint, threatened against Flint, or the Assets before any Governmental Entity. No suit, action, claim, proceeding or investigation pending or, to the Knowledge of Flint, threatened against Flint or the Assets before any Governmental Entity (including any identified in Flint Disclosure Letter), if finally determined adversely, is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Flint. Flint is not subject to any judgment, decree, injunction, rule or order of any court or arbitration panel.

           Section 4.13 Compliance with Law. Flint is and has been at all times in material compliance with all applicable Laws (including applicable Laws relating to zoning and the safety and health of employees). Flint (a) has not been charged with, and Flint has not received any written notice that it is under investigation with respect to, and, to the Knowledge of Flint, is not otherwise now under investigation with respect to, a violation of any applicable Law, (b) is not a party to, or bound by, any order, judgment, decree, injunction, rule or award of any Governmental Entity and (c) has filed all reports and has all Licenses required to be filed with any Governmental Entity on or prior to the date hereof.

           Section 4.14 Contracts. Each correspondingly lettered section of
Schedule 4.14 sets forth a true, correct and complete list of the following Contracts currently in force to which Flint is a party or under which Flint has continuing liabilities and/or obligations (other than the insurance policies on Schedule 4.19):

                      (a) bonds, debentures, notes, credit or loan agreements or loan commitments, mortgages, indentures, guarantees or other Contracts relating to the borrowing of money or the deferred purchase price of property or binding upon any properties or assets (real, personal or mixed, tangible or intangible) of Flint;

                      (b) Contracts that were not entered into in the ordinary course of business, consistent with past practice;

                      (c) leases relating to the Leased Real Property, leases of any personal property and all other Contracts involving any properties or assets (whether real, personal or mixed, tangible or intangible), involving an annual commitment or payment of or performance having a value of more than $10,000 by Flint;

                      (d) Contracts that (i) limit or restrict Flint or any officers, directors, employees, shareholders or other equity holders, agents or representatives of Flint (in their capacity as such) from engaging in any business or other activity in any jurisdiction, (ii) create or purport to create any exclusive or preferential relationship or arrangement, or (iii) otherwise restrict or limit Flint's ability to operate or expand its business, or (iv) impose, or purport to impose, any obligations or restrictions on Affiliates of Flint;

                      (e) Contracts for capital expenditures or the acquisition or construction of fixed assets requiring the payment by Flint of an amount in excess of $10,000;

                      (f) Contracts that provide for any payment or benefit upon the execution hereof or the Closing or in connection with the transactions contemplated hereby, including accelerated vesting or other similar rights;

                      (g) Contracts granting any Person a Lien on all or any part of any Assets;

                      (h) Contracts for the cleanup, abatement or other actions in connection with any Hazardous Materials, the remediation of any existing environmental condition or relating to the performance of any environmental audit or study;

                      (i) Contracts granting to any Person an option or a right of first refusal, first-offer or similar preferential right to purchase or acquire any assets of Flint;

                      (j) Contracts with any agent, distributor or representative that is not terminable without penalty on thirty (30) days' or less notice;

                      (k) Contracts for the granting or receiving of a license, sublicense or franchise or under which any Person is obligated to pay or has the right to receive a royalty, license fee, franchise fee or similar payment;

                      (l) Contracts (i) with respect to Flint Intellectual Property licensed or transferred to any third party (other than end user Licenses in the ordinary course of business) or (ii) pursuant to which a third party has licensed or transferred any Flint Intellectual Property to Flint;

                      (m) Contracts providing for the indemnification or holding harmless of any officer, director, employee or other Person;

                      (n) joint venture or partnership Contracts or Contracts entitling any Person to any profits, revenues or cash flows of Flint or requiring payments or other distributions based on such profits, revenues or cash flows;

                      (o) Contracts with Customers or Suppliers;

                      (p) outstanding powers of attorney empowering any Person to act on behalf of Flint;

                      (q) Contracts relating to any co-operative organization, franchise organization or similar organization;

                      (r) Contracts with any Governmental Entity;

                      (s) Employment Agreements;

                      (t) Contracts with any independent contractor or consultant; and

                      (u) Contracts (other than those described in subsections
           (a) through (t) of this Section 4.14) to which Flint is a party or by which its properties or assets are bound (i) involving an annual commitment or annual payment to or from Flint of more than $10,000 individually or (ii) that are material to Flint, individually or in the aggregate.

True, correct and complete copies of all Assumed Contracts have been provided to Semotus. The Assumed Contracts are legal, valid, binding and enforceable in accordance with their respective terms with respect to Flint and, to the Knowledge of Flint, each other party thereto. There is no existing default or breach of Flint under any Assumed Contract (or event or condition that, with notice or lapse of time or both could constitute a default or breach) and, to the Knowledge of Flint, there is no such default (or event or condition that, with notice or lapse of time or both, could constitute a default or breach) with respect to any third party to any Assumed Contract. There is no term, obligation, understanding or agreement that would modify any term of an Assumed Contract or any right or obligation of a party thereunder which is not reflected on the face of such Assumed Contract. No Assumed Contract is a contract or agreement in which, in Flint's best estimate, the direct labor cost, direct materials cost and applied overhead (calculated on a basis consistent with past practice) incurred or to be incurred in connection therewith (but excluding selling, general and administrative expenses) exceed the revenues derived or to be derived therefrom. Flint is not participating in any discussions or negotiations regarding termination or modification of or amendment to any Assumed Contract or entry in any new Contract.

           Section 4.15 Tax Returns; Taxes.

                      (a) All Tax Returns due to have been filed by Flint through the date hereof in accordance with all applicable Laws (pursuant to an extension of time or otherwise) have been duly filed and are true, correct and complete in all respects.

                      (b) All Taxes, deposits and other payments for which Flint has liability (whether or not shown on any Tax Return) have been paid in full or are accrued as liabilities for Taxes on the books and records of Flint.

                      (c) The amounts so paid, together with all amounts accrued as liabilities for Taxes (including Taxes accrued as currently payable but excluding any accrual to reflect timing differences between book and Tax income) on the books of Flint, shall be adequate based on the tax rates and applicable Laws in effect to satisfy all liabilities for Taxes of Flint in any jurisdiction through the Closing Date, including Taxes accruable upon income earned through the Closing Date.

                      (d) There are not now any extensions of time in effect with respect to the dates on which any Tax Returns were or are due to be filed by Flint.

                      (e) All Tax deficiencies asserted as a result of any examination by a Governmental Entity of a Tax Return of Flint have been paid in full, accrued on the books of Flint or finally settled, and no issue has been raised in any such examination that, by application of the same or similar principles, reasonably could be expected to result in a proposed Tax deficiency for any other period not so examined.

                      (f) No claims have been asserted and no proposals or deficiencies for any Taxes of Flint are being asserted, proposed or, to the Knowledge of Flint, threatened, and no audit or investigation of any Tax Return of Flint has occurred or is currently underway, pending or threatened.

                      (g) There are no outstanding waivers or agreements between any Governmental Entity and Flint for the extension of time for the assessment of any Taxes or deficiency thereof, nor are there any requests for rulings, outstanding subpoenas or requests for information, notice of proposed reassessment of any property owned or leased by Flint or any other matter pending between Flint and any Governmental Entity.

                      (h) There are no Liens for Taxes with respect to Flint or the assets or properties of Flint, nor is there any such Lien that is pending or, to the Knowledge of Flint, threatened.

                      (i) Flint is not a party to or bound by any Tax allocation or sharing agreement.

                      (j) Flint has not been a member of an "affiliated group" of corporations (within the meaning of Code ss. 1504) filing a consolidated federal income tax return.

                      (k) Flint does not have any liability for the Taxes of any Person (other than for itself) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, by contract or otherwise.

Section 4.16 Officers, Employees and Independent Contractors. Schedule 4.16 contains a true, correct and complete list of (a) all of the officers of Flint, specifying their position, annual rate of compensation, date of hire, work location, length of service, hours of service, and employee benefit coverages selected, (b) all of the employees (whether full-time, part-time or otherwise) of Flint as of the date hereof, specifying their position, annual salary and other compensation, hourly wages, date of hire, work location, length of service, hours of service and employee benefit coverages selected, and (c) all of the independent contractors currently used by Flint, specifying the name of the independent contractor, type of labor, fees paid to such independent contractor for calendar year 2007 and from January 1, 2008 through February 29, 2008, work location and address. None of the current or former independent contractors of Flint could be reclassified as an employee and no employee classified as "exempt" from overtime requirements could be reclassified as non-exempt. No such Person is eligible to participate in any Flint Benefit Plan or would be eligible to participate if Flint's classification of such Person as an independent contractor is subsequently determined to be incorrect. Each independent contractor listed on Schedule 4.16 has the requisite License required to provide the services such independent contractor provides Flint, as applicable. Neither Flint nor the Parent have received a claim from any Governmental Entity to the effect that Flint has improperly classified any Person as an independent contractor, nor to the Knowledge of Flint has any such claim been threatened.

Neither Flint nor the Parent have made any verbal commitments to any officer, employee, former employee, consultant or independent contractor of Flint with respect to compensation, promotion, retention, termination, severance or similar matters in connection with the transactions contemplated hereby or otherwise.

           Section 4.17 Benefit Plans. Flint has no Employee Benefit Plans.

           Section 4.18 Labor Relations.

                      (a) No employee of Flint, since becoming an employee of Flint, has been, or currently is, represented by a labor organization or group that was either certified or voluntarily recognized by any labor relations board (including the NLRB) or certified or voluntarily recognized by any other Governmental Entity. Flint is not and has never been a signatory to a collective bargaining agreement with any trade union, labor organization or group. No representation election petition or application for certification has been filed by employees of Flint or is pending with the NLRB or any other Governmental Entity and no union organizing campaign or other attempt to organize or establish a labor union, employee organization or labor organization or group involving employees of Flint has occurred, is in progress or, to the Knowledge of Flint, is threatened. Flint is not a federal or state contractor.

                      (b) Flint is not and has not been engaged in any unfair labor practice and Flint is not aware of any pending or, to the Knowledge of Flint, threatened labor board proceeding of any kind. No grievance or arbitration demand or proceeding, whether or not filed pursuant to a collective bargaining agreement has been filed or is pending or, to the Knowledge of Flint, has been threatened against Flint. No labor dispute, walk out, strike, slowdown, hand billing, picketing, work stoppage (sympathetic or otherwise), or other "concerted action" involving the employees of Flint has occurred, is in progress or, to the Knowledge of Flint, has been threatened. Flint is in compliance with all Labor Laws. No citations, claims, complaints, charges, proceedings, examinations, audits, inquiries, investigations or other actions have been issued or filed or are pending or, to the Knowledge of Flint, threatened under the Labor Laws with respect to Flint. Flint is not liable for any liability, judgment, decree, order, coverage of wages or Taxes, fine or penalty for failure to comply with any Labor Law. No citation has been issued by OSHA against Flint and no notice of contest, claim, complaint, charge, investigation, or other administrative enforcement proceeding involving Flint has been filed or is pending or, to the Knowledge of Flint, threatened against Flint under the Laws administered or enforced by OSHA or any other applicable Law relating to occupational safety and health. No workers' compensation or retaliation claim, complaint, charge or investigation has been filed or is pending against Flint. Flint has not taken any action that could constitute a "mass layoff", "mass termination" or "plant closing" within the meaning of WARN or otherwise trigger notice requirements or liability under any federal, local, state or foreign plant closing notice or collective dismissal law. No wrongful discharge, retaliation, libel, slander or other claim, complaint, charge or investigation that arises out of the employment relationship between Flint and any of its employees has been filed or is pending or, to the Knowledge of Flint, threatened against Flint under any applicable Law.

                      (c) Flint has maintained and currently maintains adequate insurance as required by applicable Law with respect to workers' compensation claims and unemployment benefits claims. Flint has provided Semotus with a copy of the policy of Flint for providing leaves of absence under FMLA and its FMLA notices. Flint has paid or accrued all current assessments under workers' compensation legislation, and Flint has not been subject to any special or penalty assessment under such legislation that has not been paid.

           Section 4.19 Insurance Policies. Schedule 4.19 contains a true, correct and complete list of all insurance policies carried by or for the benefit of Flint, specifying the insurer, the amount of and nature of coverage, the risk insured against, the deductible amount (if any) and the date through which coverage shall continue by virtue of premiums already paid. Flint maintains sufficient insurance with reputable insurers for the business and assets of Flint against all risks normally insured against, and in amounts normally carried, by Flint consistent with past practice. All insurance policies and bonds with respect to the business and assets of Flint are in full force and effect and shall be maintained by Flint in full force and effect as they apply to any matter, action or event relating to Flint occurring through the Closing Date and Flint has not reached or exceeded its policy limits for any insurance policy in effect at any time since inception.

           Section 4.20 Environmental, Health and Safety Matters.

                      (a) Flint possesses all Licenses required under, and is in full compliance with, all Environmental Laws, and Flint is in compliance with all applicable limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in all Environmental Laws or contained in any other Law, or any notice or demand letter issued thereunder.

                      (b) None of the buildings and improvements owned or utilized by Flint is constructed of, or contains as a component part thereof, any material that, either in its present form or as such material could reasonably be expected to change through aging and normal use and service, releases any substance, whether gaseous, liquid or solid, that is or may be, either in a single dose or through repeated and prolonged exposure, injurious or hazardous to the health of any individual who may from time to time be in or about such buildings or improvements.

                      (c) Flint has not received notice of actual or threatened liability under CERCLA or any similar foreign, state or local Law from any Governmental Entity or any third party and there is no fact or circumstance (including, without limitation, the management, handling or Release of Hazardous Materials) that could form the basis for the assertion of any claim against Flint under any Environmental Law, including CERCLA or any similar local, state or foreign Law with respect to any on-site or off-site location.

                      (d) Flint has not entered into or agreed to enter into, and Flint has no present intent to enter into, any consent decree or order, and Flint is not subject to any judgment, decree or judicial or administrative order relating to compliance with, or the cleanup of Hazardous Materials under, any applicable Environmental Law.

                      (e) Flint has provided to Semotus true, correct and complete copies of any and all audits conducted regarding any environmental or health and safety matter related to the Leased Real Property. For purposes of this Section 4.20(e), an "audit" means any inspection, investigation, assessment, study or test performed at the request of, or on the behalf of, a Governmental Entity.

                      (f) Flint has not been subject to any administrative or judicial proceeding pursuant to, or paid any fines or penalties pursuant to, applicable Environmental Laws at any time since inception. Flint is not subject to any claim, obligation, liability, loss, damage or expense of any kind or nature whatsoever, contingent or otherwise, incurred or imposed or based upon any provision of any Environmental Law or arising out of any act or omission of Flint, or Flint's employees, agents or representatives or arising out of the ownership, use, control or operation by Flint of any plant, facility, site, area or property (including any plant, facility, site, area or property currently or previously owned or leased by Flint) from which any Hazardous Material was Released.

                      (g) Flint has provided to Semotus true, correct and complete copies of all reports, correspondence, memoranda, computer data and the complete files relating to environmental matters.

                      (h) No improvement or equipment included in the Assets contains any asbestos or polychlorinated biphenyls. Flint has not imported, received, manufactured, produced, processed, labeled, or shipped, stored, used, operated, transported, treated or disposed of any Hazardous Material other than in compliance with all Environmental Laws.

           Section 4.21 Intellectual Property.

                      (a) Schedule 4.21(a) contains a true, correct and complete list of all Flint Registered Intellectual Property. All necessary registration, maintenance and renewal fees currently due in connection with Flint Registered Intellectual Property have been made and all necessary documents, recordations and certifications in connection with such Flint Registered Intellectual Property have been filed with the relevant Governmental Entities for the purpose of maintaining such Flint Registered Intellectual Property.

                      (b) Flint owns, or is licensed or otherwise has the right to use, free and clear of any Liens, all Intellectual Property used in connection with the operation and conduct of its business. The licensing by Flint of any Flint Registered Intellectual Property has been subject to commercially reasonable quality control and Schedule 4.21(b) sets forth a true, correct and complete list of all such licensing. Except as otherwise disclosed in Schedule 4.21(b), there are no agreements or arrangements between Flint and any third party which have any effect upon Flint's title to or other rights respecting the Intellectual Property, including the right to transfer the same as contemplated by this Agreement.

                      (c) Schedule 4.21(c) sets forth a true, correct and complete list of Flint Proprietary Software. Flint has all right, title and interest in and to all intellectual property rights in Flint Proprietary Software, free and clear of all Liens. Except as permitted by applicable Contract or Law, no portion of Flint Proprietary Software contains, embodies, uses, copies, comprises or requires the work of any third party.

                      (d) All Flint Intellectual Property which Flint purports to own was developed by (i) an employee of Flint working within the scope of his or her employment at the time of such development, or
           (ii) agents, consultants, contractors or other Persons who have executed appropriate instruments of assignment in favor of Flint as assignee that have conveyed to Flint ownership of all intellectual property rights in Flint Intellectual Property. To the extent that any Flint Intellectual Property has been developed or created by a third party for Flint, Flint has a written agreement with such third party with respect thereto and Flint thereby either (i) has obtained ownership of and is the exclusive owner of, or (ii) has obtained a license (sufficient for the conduct of its business as currently conducted) to, all of such third party's Intellectual Property in such work, material or invention by operation of law or by valid assignment.

                      (e) Neither Flint nor any of its products or services has infringed upon or otherwise violated, or is infringing upon or otherwise violating, the Intellectual Property of any third party. To the Knowledge of Flint, no Person has infringed upon or violated, or is infringing upon or violating, any Flint Intellectual Property.

                      (f) Flint has taken reasonable steps to protect its rights in its Confidential Information and any trade secret or confidential information of third parties used by Flint, and, except under confidentiality obligations, there has not been any disclosure by Flint of any of its Confidential Information or any such trade secret or confidential information of third parties.

           Section 4.22 Affiliate Matters. No (a) shareholder or officer or director of Flint, (b) Person with whom any such shareholder, officer or director has any direct or indirect relation by blood, marriage or adoption, (c) entity in which any such shareholder, officer, director or Person owns any beneficial interest (other than a publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than one percent (1%) of the stock of which is beneficially owned by such shareholders, officers, directors and Persons in the aggregate), (d) Affiliate of any of the foregoing, or (e) current or former Affiliate of Flint: (i) has any interest in or is a party to any Contract with, or relating to Flint, its business, the Assets or the Assumed Liabilities; (ii) has any interest in or is a party to any loan for or relating to Flint, its business or the Assets; or
(iii) has any interest in any property (real, personal or mixed, tangible or intangible) used or currently intended to be used by Flint. Schedule 4.22 also sets forth a true, correct and complete list of all accounts receivable, notes receivable and other receivables and accounts payable owed to or due from any such Person described above by or to Flint.

           Section 4.23 Customer and Supplier Relations. Schedule 4.23 contains a true, correct and complete list of the names and addresses of the Customers and Suppliers. Flint maintains good commercial relations with each of its Customers and Suppliers and, to the Knowledge of Flint, no event has occurred that could materially and adversely affect Flint's relations with any such Customer or Supplier. No Customer (or former Customer) or Supplier (or former Supplier) during the prior twelve (12) months has canceled, terminated or, to the Knowledge of Flint, made any threat to cancel or otherwise terminate any of such Customer's or Supplier's Contracts with Flint or to decrease such Customer's usage of Flint's services or products or such Supplier's supply of services or products to Flint. Flint has not received any notice and does not have any Knowledge to the effect that any current customer or supplier may terminate or materially alter its business relations with Flint, either as a result of the transactions contemplated hereby or otherwise.

           Section 4.24 Accounts Receivable. To the Knowledge of Flint, the debtors to which the accounts receivable of Flint relate are not in or subject to a bankruptcy or insolvency proceeding and none of such receivables have been made subject to an assignment for the benefit of creditors. All accounts receivable of Flint (i) are valid, existing and collectible in a manner consistent with Flint's past practice without resort to legal proceedings or collection agencies, (ii) represent monies due for goods sold and delivered or services rendered in the ordinary course of business and (iii) are not subject to any refund or adjustment or any defense, right of set-off, assignment, restriction, security interest or other Lien. There are no disputes regarding the collectibility of any such accounts receivable.

           Section 4.25 Licenses. Schedule 4.25 is a true, correct and complete list of all Licenses held by Flint. Flint owns or possesses all Licenses that are necessary to enable it to carry on its business as presently conducted and as presently planned to be conducted. All Licenses are valid, binding and in full force and effect. The execution, delivery and performance hereof and the consummation of the transactions contemplated hereby shall not adversely affect any License. Flint has taken all necessary action to maintain each License, except where the failure to so act shall not have a Material Adverse Effect on Flint. No loss or expiration of any License is pending or, to the Knowledge of Flint, threatened (other than expiration upon the end of any term). Schedule
4.25 identifies with an asterisk each License set forth therein which by its terms cannot be transferred to Semotus at Closing.

           Section 4.26 Ethical Practices. Neither Flint nor Parent, nor any of its representatives has at any time offered or given, and Flint does not have any Knowledge of any Person that has at any time offered or given on its behalf, anything of value to: (a) any official or member of a Governmental Entity, any political party or official thereof or any candidate for political office; (b) any customer or potential customer or any director, officer, employee, agent, representative or Affiliate of any customer or potential customer or any person who may otherwise be able to exert influence over any customer or potential customer; or (c) any other Person, in any such case while knowing or having reason to know that all or a portion of such money or thing of value may be offered, given or promised, directly or indirectly, to any customer or member of any Governmental Entity or any candidate for political office for the purpose of the following: (i) influencing any action or decision of such Person, in such Person's official capacity or otherwise, including a decision to fail to perform such Person's official function; (ii) inducing such Person to use such Person's influence with any Governmental Entity or with any customer (potential or otherwise) to affect or influence any act or decision of such Governmental Entity or such customer (potential or otherwise), as applicable, to assist Flint in obtaining or retaining business for, with, or directing business to, any Person, including Flint and its Affiliates; or (iii) where such payment would constitute a bribe, kickback or illegal or improper payment to assist Flint in obtaining or retaining business for, with, or directing business to, any Person.

           Section 4.27 Product and Service Warranties. Flint does not make any warranty or guaranty as to goods manufactured, sold, leased, licensed or delivered or services provided by Flint, and there is no pending or, to the Knowledge of Flint, threatened claim alleging any breach of any such warranty or guaranty. All goods manufactured, sold, leased, licensed or delivered, or services provided by Flint have been in conformity with all applicable contractual commitments and all express and implied warranties

           Section 4.28 Investment Representations. Flint is acquiring the Semotus Shares for its own account, for investment and not with a view to the distribution thereof within the meaning of the Securities Act. Flint understands that (i) the Semotus Shares have not been registered under the Securities Act or any state securities laws, by reason of their issuance by Semotus in a transaction exempt from the registration requirements thereof and (ii) the Semotus Shares may not be sold unless such disposition is registered under the Securities Act and applicable state securities laws or is exempt from registration thereunder. Flint further understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to Flint) promulgated under the Securities Act depends on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts. Flint is an "accredited investor" (as defined in Rule 501(a) under the Securities Act). Flint has been provided the opportunity at reasonable times prior to the date hereof to discuss the business of Semotus with directors, officers and management of Semotus and to review Semotus's operations. Flint has also had the opportunity to ask questions and receive answers regarding the terms and conditions of the offering of the Semotus Shares.

           Section 4.29 Brokers, Finders and Investment Bankers. Neither Flint, nor any officer, member, director or employee of Flint, nor any Affiliate of Flint, nor Parent has employed any broker, finder or investment banker or incurred any liability for any investment banking fees, financial advisory fees, brokerage fees or finders' fees in connection with the transactions contemplated hereby.

           Section 4.30 Disclosure. No representations, warranties, assurances or statements by Flint or Parent in this Agreement and no statement contained in any document (including the Flint Financial Statements and the Flint Disclosure Letter), certificates or other writings furnished or to be furnished by Flint or the Parent (or caused to be furnished by Flint or the Parent) to Semotus or any of its representatives pursuant to the provisions hereof contains or will contain any untrue statement of material fact, or omits or will omit to state any fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

           Section 4.31 No Other Agreements. Neither Flint nor the Parent have any commitment or legal obligation, absolute or contingent, to any other Person (other than Semotus) to sell, assign, transfer or effect a sale of the Assets, to sell or effect a sale of a majority of the capital stock of Flint, to effect any merger, consolidation, liquidation, dissolution or other reorganization of Flint, or to enter into any agreement or cause the entry into of an agreement with respect to any of the foregoing.

                                    ARTICLE V
                  REPRESENTATIONS AND WARRANTIES OF THE PARENT

           Parent represents and warrants to Semotus as follows of the date hereof and as of the Closing Date:

           Section 5.1 Authorization and Validity of Agreement. Parent has the legal right, power and capacity to execute and deliver this Agreement and the Flint Ancillary Documents to which it is a party and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. This Agreement has been, and the Flint Ancillary Documents to which it is a party shall be as of the Closing Date, duly and validly executed and delivered by Parent and do or shall, as the case may be, constitute the valid and binding agreements of Parent, enforceable against it in accordance with their respective terms, except to the extent that enforceability may be limited by the effect of (i) any applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity.

           Section 5.2 Absence of Restrictions and Conflicts. The execution, delivery and performance by the Parent of this Agreement and the Flint Ancillary Documents to which it is a party, the consummation of the transactions contemplated hereby and thereby and the fulfillment of and compliance with the terms and conditions hereof and thereof do not or shall not (as the case may be), with the passing of time or the giving of notice or both, (a) violate or conflict with, constitute a breach of or default under, result in the loss of any benefit under, permit the acceleration of any obligation under or create in any party the right to terminate, modify or cancel any Contract to which the Parent is a party, (b) contravene or conflict with any judgment, decree or order of any Governmental Entity to which the Parent is a party or by which the Parent is bound, or (c) contravene or conflict with any Law or arbitration award applicable to the Parent, except in the case of each of (a) and (c) above to the extent any such violation, breach or conflict would not reasonably be expected to result in a Material Adverse Effect on the Parent.

           Section 5.3 Legal Proceedings. There are no suits, actions, claims, proceedings or investigations pending or, to the knowledge of Parent, threatened against, relating to or involving the Parent that could adversely affect the Parent's ability to consummate the transactions contemplated by this Agreement.

                                   ARTICLE VI
                    REPRESENTATIONS AND WARRANTIES OF SEMOTUS

           Except as disclosed in the Semotus Disclosure Letter, Semotus hereby represents and warrants to Flint and the Parent as follows as of the date hereof and the Closing Date; PROVIDED HOWEVER, that for purposes of this Article VI, all representations and warranties regarding Semotus shall be deemed to include representations and warranties regarding all of its current and former
Subsidiaries:

           Section 6.1 Organization.

                      (a) Semotus is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Nevada and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Semotus is duly qualified or registered as a foreign corporation to transact business under the Laws of each jurisdiction where the character of its activities or the location of the properties owned or leased by it requires such qualification or registration, except in such jurisdictions where the failure to be so qualified or in good standing would not reasonably be expected to have a Material Adverse Effect on Semotus. Semotus has heretofore made available to Flint true, correct and complete copies of its articles of incorporation and bylaws as currently in effect and its corporate record books with respect to actions taken by its shareholders and board of directors.

                      (b) Semotus does not own, directly or indirectly, any capital stock or other equity, securities or interests in any other corporation or in any limited liability company, partnership, joint venture or other Person.

                      (c) The authorized capital stock of Semotus consists of 50,000,000 shares of common stock, $.01 par value per share, of which 2,249,164 shares are issued and outstanding, and 5,000,000 shares of preferred stock, $0.001 par value per share, none of which are outstanding. Schedule 6.1(c) sets froth the outstanding options, warrants, conversion rights, subscriptions or other rights entitling any Person to acquire or receive, or requiring Semotus to issue, any shares of its capital stock or securities convertible into, or exchangeable for, such shares of capital stock. There are no outstanding or authorized stock appreciation, phantom stock, stock plans or similar rights with respect to Semotus.

                      (d) There are no assets, properties or rights (whether real, personal or mixed and whether tangible or intangible) that are owned or used by Semotus that are not related to or utilized in its business or that are related to or used in the business of any other Person. There are no liabilities of Semotus of any kind whatsoever, whether accrued, contingent, absolute or otherwise, that are not related to its business.

           Section 6.2 Authorization. Semotus has full corporate power and authority to execute and deliver this Agreement and the Semotus Ancillary Documents and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Semotus Ancillary Documents by Semotus and the performance by Semotus of its obligations hereunder and thereunder and the consummation of the transactions provided for herein and therein have been duly and validly authorized by all necessary corporate action on the part of Semotus. This Agreement has been, and the Semotus Ancillary Documents shall be as of the Closing Date, duly executed and delivered by Semotus and do or shall, as the case may be, constitute the valid and binding agreements of Semotus, enforceable against Semotus in accordance with their respective terms, except to the extent that enforceability may be limited by the effect of (i) any applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity.

           Section 6.3 Absence of Restrictions and Conflicts. The execution, delivery and performance by Semotus of this Agreement and the Semotus Ancillary Documents, as applicable, the consummation of the transactions contemplated hereby and thereby and the fulfillment of and compliance with the terms and conditions hereof and thereof do not or shall not (as the case may be), with the passing of time or the giving of notice or both, (a) contravene or conflict with any term or provision of the articles of incorporation or bylaws of Semotus, (b) violate or conflict with, constitute a breach of or default under, result in the loss of any benefit under, permit the acceleration of any obligation under or create in any party the right to terminate, modify or cancel any Contract to which Semotus is a party, (c) contravene or conflict with any judgment, decree or order of any Governmental Entity to which Semotus is a party or by which Semotus or any of its respective properties are bound or (d) contravene or conflict with any Law or arbitration award applicable to Semotus, except in the case of each of (b) and (d) above to the extent any such violation, breach or conflict would not reasonably be expected to result in a Material Adverse Effect on Semotus.

           Section 6.4 Required Consents. Schedule 6.4 sets forth each Required Consent under any Law, License or Contract to which Semotus is a party that is necessary with respect to the execution, delivery and performance of this Agreement or the Semotus Ancillary Documents to avoid a breach or violation of, or giving rise to any right of termination, cancellation or acceleration of any right or obligation or to a loss of any benefit under any such Law, License or Contract. Except as set forth on Schedule 6.4, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required with respect to Semotus in connection with the execution, delivery or performance of this Agreement or the Semotus Ancillary Documents or the consummation of the transactions contemplated hereby.

           Section 6.5 Real Property.

                      (a) Semotus has no Owned Real Property.

                      (b) Schedule 6.5(b) sets forth a true, correct and complete legal description of each parcel of Leased Real Property. The leases with respect thereto are in full force and effect and are valid, binding and enforceable against the parties thereto in accordance with their respective terms.

                      (c) Except for the Permitted Liens, no Leased Real Property is subject to (i) any Liens, (ii) any governmental decree or order (or, to the Knowledge of Semotus, threatened or proposed order) or (iii) any rights of way, building use restrictions, exceptions, variances, reservations or limitations of any nature whatsoever.

                      (d) The improvements and fixtures on the Leased Real Property are in good operating condition and in a state of good maintenance and repair, ordinary wear and tear excepted, and are adequate and suitable for the purposes for which they are presently being used and as presently planned to be used. There is no condemnation, expropriation or similar proceeding pending or, to the Knowledge of Semotus, threatened against any of the Leased Real Property or any improvement thereon. The Leased Real Property constitutes all of the real property utilized by Semotus in the operation of its business. None of the Leased Real Property is used for any purpose other than the operation of

           Semotus's business. The buildings and structures included in the Leased Real Property have access to (i) public roads or valid easements over private streets or private property for such ingress to and egress from all such buildings and structures, and (ii) water supply, storm and sanitary sewer facilities, telephone, gas and electrical connections, fire protection, drainage and other public utilities, as is necessary for the conduct of Semotus's business.

           Section 6.6 Sufficiency of Assets. Semotus has (i) valid leasehold interests in (in the case of leasehold interests in personal property) or (ii) good title to (in the case of all other personal property), all of its personal property, free and clear of all Liens other than Permitted Liens. All of such material tangible personal property is in good condition and repair, ordinary wear and tear excepted, and is usable in the ordinary course of business of Semotus as conducted on the date hereof.

           Section 6.7 Inventory. Semotus's inventory (a) was acquired and is sufficient for the operation of its business in the ordinary course consistent with past practice, (b) is of a quality and quantity usable or saleable in the ordinary course of business, and (c) is valued on the books and records of Semotus at the lower of cost or market with the cost determined under the first-in-first-out inventory valuation method consistent with past practice. No previously sold inventory is subject to returns in excess of those historically experienced by Semotus.

           Section 6.8 Financial Statements. Schedule 6.8 contains true, correct and complete copies of the Semotus Financial Statements. The Semotus Financial Statements are in conformity with GAAP and have been prepared from, and are in accordance with, the books and records of Semotus, which books and records have been maintained on a basis consistent with the past practice of Semotus. Each balance sheet included in the Semotus Financial Statements (including the related notes and schedules) is true, correct and complete and fairly presents the financial position of Semotus as of the date of such balance sheet, and each statement of income and cash flows included in the Semotus Financial Statements (including the related notes and schedules) is true, correct and complete and fairly presents the results of operations and changes in cash flows, as the case may be, of Semotus for the periods set forth therein. Since March 31, 2007, there has been no change in any accounting (or tax accounting) policy, practice or procedure of Semotus. Semotus maintains accurate books and records reflecting its assets, liabilities, revenues and expenses and maintains proper and adequate internal accounting controls which provide assurance that (i) transactions are executed in accordance with management's authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, and (iii) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis.

           Section 6.9 SEC Reports.

                      (a) Semotus has delivered or made available to Flint each registration statement, report, proxy statement or information statement prepared by it since March 31, 2006, including (i) its Annual Reports on Form 10-K for the years ended March 31, 2006 and March 31, 2007, (ii) its Quarterly Reports on Form 10-Q for the periods ended June 30, 2006, September 30, 2006, December 31, 2006, June 30, 2007, September 30,

           2007 and December 31, 2007 and (iii) each Current Report on Form 8-K filed since March 31, 2006, each in the form (including exhibits, annexes and any amendments thereto) filed with the SEC (collectively, including any such reports filed subsequent to the date hereof and as amended, the "Company Reports"). Semotus has filed all reports, schedules, forms and statements required to be filed by Semotus with the SEC since March 31, 2006. As of their respective dates (or, if amended, as of the date of such amendment prior to the date hereof), the Company Reports complied (and any Company Reports filed with the SEC subsequent to the date hereof will comply) in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and did not, and any Company Reports filed with the SEC subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly presents, or will fairly present, the consolidated financial position of Semotus and its subsidiaries as of its date, and each of the consolidated statements of income, of cash flow and of changes in financial position included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presents, or will fairly present, the results of operations, cash flows, retained earnings and changes in financial position, as the case may be, of Semotus and its subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments), in each case in accordance with GAAP, except as may be noted therein, consistently applied during the periods involved and the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.

                      (b) Each of the principal executive officer and the principal financial officer of Semotus has made all applicable certifications required as of the date hereof by Rule 13a-14 or 15d-14 under the Exchange Act or Sections 302 and 906 of the Sarbanes-Oxley Act of 2002, as amended ("SOX") and the rules and regulations of the SEC promulgated thereunder with respect to the Company Reports, and, to the Knowledge of Semotus, the statements contained in such certifications are true and correct. For purposes of the preceding sentence, "principal executive officer" and "principal financial officer" shall have the meanings given to such terms in SOX. Neither Semotus nor any of its subsidiaries has outstanding, or has arranged any outstanding, "extensions of credit" to directors or executive officers within the meaning of Section 402 of SOX, except as may have been in existence prior to the application of Section 402 of SOX to Semotus.

                      (c) Semotus has not received any written notification of a "material weakness" in Semotus's internal controls over financial reporting, and, to the Knowledge of Semotus, there is no set of circumstances that would reasonably be expected to result in a "material weakness" in the internal controls over financial reporting of Semotus. For purposes of this Agreement, the term "material weakness" shall have the meaning assigned to it in the Public Company Accounting Oversight Board's Auditing Standard 2, as in effect on the date hereof.

                      (d) Neither Semotus nor any of its subsidiaries is a party to, or has any commitment to become a party to, any "off-balance sheet arrangements" (as defined in Item 303(a) of Regulation S-K promulgated by the SEC), where the purpose or effect of such contract or arrangement is to avoid disclosure of any material transaction involving, or material liabilities of, Semotus or any of its subsidiaries in Semotus's or such subsidiary's published financial statements or other Company Reports.

                      (e) To the Knowledge of Semotus, Semotus is in material compliance with the applicable provisions of SOX, the rules and regulations of the SEC adopted in connection therewith.

           Section 6.10 No Undisclosed Liabilities. There are no liabilities of Semotus of any kind whatsoever, whether accrued, contingent, absolute or otherwise, and whether known or unknown, except for:

                      (a) liabilities and obligations fully reflected or provided for in the Reference Balance Sheet of Semotus;

                      (b) liabilities and obligations incurred in the ordinary course of business, consistent with past practice, since the date of the Reference Balance Sheet of Semotus and of a type reflected on such Reference Balance Sheet; and

                      (c) liabilities and obligations under Contracts that are not (i) attributable to any failure by Semotus to comply with the terms thereof or any express or implied warranty, or (ii) entered into in violation of this Agreement.

           Section 6.11 Absence of Certain Changes. Since the date of the Reference Balance Sheet of Semotus, there has not been (a) any Material Adverse Effect as to Semotus, (b) any damage, destruction, loss or casualty to property or assets of Semotus with a value in excess of $10,000, whether or not covered by insurance, (c) any sale, transfer or disposition of any properties or assets, other than sales of inventory in the ordinary course of business, consistent with past practice or (d) any action taken of the type described in Section 7.1, that, had such action occurred following the date hereof without Flint's prior approval, would be in violation of such Section 7.1.

           Section 6.12 Legal Proceedings. There is no suit, action, claim, arbitration, proceeding or investigation pending or, to the Knowledge of Semotus, threatened against Semotus, before any Governmental Entity. No suit, action, claim, proceeding or investigation pending or, to the Knowledge of Semotus, threatened against Semotus before any Governmental Entity (including any identified in Semotus Disclosure Letter), if finally determined adversely, is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Semotus. Semotus is not subject to any judgment, decree, injunction, rule or order of any court or arbitration panel.

           Section 6.13 Compliance with Law. Semotus is and has been at all times during the past five (5) years in material compliance with all applicable Laws (including applicable Laws relating to zoning and the safety and health of employees). Semotus (a) has not been charged with, and Semotus has not received any written notice that it is under investigation with respect to, and, to the Knowledge of Semotus, is not otherwise now under investigation with respect to, a violation of any applicable Law, (b) is not a party to, or bound by, any order, judgment, decree, injunction, rule or award of any Governmental Entity and (c) has filed all reports and has all Licenses required to be filed with any Governmental Entity on or prior to the date hereof.

           Section 6.14 Contracts. Each correspondingly lettered section of
Schedule 6.14 sets forth a true, correct and complete list of the following Contracts currently in force to which Semotus is a party or under which Semotus has continuing liabilities and/or obligations (other than the Semotus Benefit Plans set forth on Schedule 6.17 and the insurance policies on Schedule 6.19):

                      (a) bonds, debentures, notes, credit or loan agreements or loan commitments, mortgages, indentures, guarantees or other Contracts relating to the borrowing of money or the deferred purchase price of property or binding upon any properties or assets (real, personal or mixed, tangible or intangible) of Semotus;

                      (b) Contracts that were not entered into in the ordinary course of business, consistent with past practice;

                      (c) leases relating to the Leased Real Property, leases of any personal property and all other Contracts involving any properties or assets (whether real, personal or mixed, tangible or intangible), involving an annual commitment or payment of or performance having a value of more than $10,000 by Semotus;

                      (d) Contracts that (i) limit or restrict Semotus or any officers, directors, employees, shareholders or other equity holders, agents or representatives of Semotus (in their capacity as such) from engaging in any business or other activity in any jurisdiction, (ii) create or purport to create any exclusive or preferential relationship or arrangement, or (iii) otherwise restrict or limit Semotus's ability to operate or expand its business, or (iv) impose, or purport to impose, any obligations or restrictions on Affiliates of Semotus;

                      (e) Contracts for capital expenditures or the acquisition or construction of fixed assets requiring the payment by Semotus of an amount in excess of $10,000;

                      (f) Contracts that provide for any payment or benefit upon the execution hereof or the Closing or in connection with the transactions contemplated hereby, including accelerated vesting or other similar rights;

                      (g) Contracts granting any Person a Lien on all or any part of Semotus' assets;

                      (h) Contracts for the cleanup, abatement or other actions in connection with any Hazardous Materials, the remediation of any existing environmental condition or relating to the performance of any environmental audit or study;

                      (i) Contracts granting to any Person an option or a right of first refusal, first-offer or similar preferential right to purchase or acquire any assets or securities of Semotus;

                      (j) Contracts with any agent, distributor or representative that is not terminable without penalty on thirty (30) days' or less notice;

                      (k) Contracts for the granting or receiving of a license, sublicense or franchise or under which any Person is obligated to pay or has the right to receive a royalty, license fee, franchise fee or similar payment;

                      (l) Contracts (i) with respect to Intellectual Property of Semotus licensed or transferred to any third party (other than end user Licenses in the ordinary course of business) or (ii) pursuant to which a third party has licensed or transferred any Intellectual Property to Semotus;

                      (m) Contracts providing for the indemnification or holding harmless of any officer, director, employee or other Person;

                      (n) joint venture or partnership Contracts or Contracts entitling any Person to any profits, revenues or cash flows of Semotus or requiring payments or other distributions based on such profits, revenues or cash flows;

                      (o) Contracts with Customers or Suppliers;

                      (p) outstanding powers of attorney empowering any Person to act on behalf of Semotus;

                      (q) Contracts relating to any co-operative organization, franchise organization or similar organization;

                      (r) Contracts with any Governmental Entity;

                      (s) Employment Agreements;

                      (t) Contracts with any independent contractor or consultant; and

                      (u) Contracts (other than those described in subsections
           (a) through (t) of this Section 6.14) to which Semotus is a party or by which its properties or assets are bound (i) involving an annual commitment or annual payment to or from Semotus of more than $10,000 individually or (ii) that are material to Semotus, individually or in the aggregate.

True, correct and complete copies of all Contracts identified above have been provided to Flint. The Contracts are legal, valid, binding and enforceable in accordance with their respective terms with respect to Semotus and, to the Knowledge of Semotus, each other party thereto. There is no existing default or breach of Semotus under any such Contract (or event or condition that, with notice or lapse of time or both could constitute a default or breach) and, to the Knowledge of Semotus, there is no such default (or event or condition that, with notice or lapse of time or both, could constitute a default or breach) with respect to any third party to any such Contract. There is no term, obligation, understanding or agreement that would modify any term of a Contract identified above or any right or obligation of a party thereunder which is not reflected on the face of such Contract. No Contract is a contract or agreement in which, in Semotus's best estimate, the direct labor cost, direct materials cost and applied overhead (calculated on a basis consistent with past practice) incurred or to be incurred in connection therewith (but excluding selling, general and administrative expenses) exceed the revenues derived or to be derived therefrom. Semotus is not participating in any discussions or negotiations regarding termination or modification of or amendment to any such Contract or entry in any new Contract.

           Section 6.15 Tax Returns; Taxes.

                      (a) All Tax Returns due to have been filed by Semotus through the date hereof in accordance with all applicable Laws (pursuant to an extension of time or otherwise) have been duly filed and are true, correct and complete in all respects.

                      (b) All Taxes, deposits and other payments for which Semotus has liability (whether or not shown on any Tax Return) have been paid in full or are accrued as liabilities for Taxes on the books and records of Semotus.

                      (c) The amounts so paid, together with all amounts accrued as liabilities for Taxes (including Taxes accrued as currently payable but excluding any accrual to reflect timing differences between book and Tax income) on the books of Semotus, shall be adequate based on the tax rates and applicable Laws in effect to satisfy all liabilities for Taxes of Semotus in any jurisdiction through the Closing Date, including Taxes accruable upon income earned through the Closing Date.

                      (d) There are not now any extensions of time in effect with respect to the dates on which any Tax Returns were or are due to be filed by Semotus.

                      (e) All Tax deficiencies asserted as a result of any examination by a Governmental Entity of a Tax Return of Semotus have been paid in full, accrued on the books of Semotus or finally settled, and no issue has been raised in any such examination that, by application of the same or similar principles, reasonably could be expected to result in a proposed Tax deficiency for any other period not so examined.

                      (f) No claims have been asserted and no proposals or deficiencies for any Taxes of Semotus are being asserted, proposed or, to the Knowledge of Semotus, threatened, and no audit or investigation of any Tax Return of Semotus is currently underway, pending or threatened.

                      (g) There are no outstanding waivers or agreements between any Governmental Entity and Semotus for the extension of time for the assessment of any Taxes or deficiency thereof, nor are there any requests for rulings, outstanding subpoenas or requests for information, notice of proposed reassessment of any property owned or leased by Semotus or any other matter pending between Semotus and any Governmental Entity.

                      (h) There are no Liens for Taxes with respect to Semotus or the assets or properties of Semotus, nor is there any such Lien that is pending or, to the Knowledge of Semotus, threatened.

                      (i) Semotus is not a party to or bound by any Tax allocation or sharing agreement.

                      (j) Semotus has not been a member of an "affiliated group" of corporations (within the meaning of Code ss. 1504) filing a consolidated federal income tax return (other than a group the common parent of which was Semotus).

                      (k) Semotus does not have any liability for the Taxes of any Person (other than for itself) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, by contract or otherwise.

           Section 6.16 Officers, Employees and Independent Contractors.
Schedule 6.16 contains a true, correct and complete list of (a) all of the officers of Semotus, specifying their position, annual rate of compensation, date of hire, work location, length of service, hours of service, and employee benefit coverages selected, (b) all of the employees (whether full-time, part-time or otherwise) of Semotus as of the date hereof, specifying their position, annual salary and other compensation, hourly wages, date of hire, work location, length of service, hours of service and employee benefit coverages selected, and (c) all of the independent contractors currently used by Semotus, specifying the name of the independent contractor, type of labor, fees paid to such independent contractor for calendar year 2007 and from January 1, 2008 through February 29, 2008, work location and address. None of the current or former independent contractors of Semotus could be reclassified as an employee and no employee classified as "exempt" from overtime requirements could be reclassified as non-exempt. No such Person is eligible to participate in any Semotus Benefit Plan or would be eligible to participate if Semotus' classification of such Person as an independent contractor is subsequently determined to be incorrect. Each independent contractor listed on Schedule 6.16 has the requisite License required to provide the services such independent contractor provides Semotus, as applicable. Semotus has not received a claim from any Governmental Entity to the effect that Semotus has improperly classified any Person as an independent contractor, nor to the Knowledge of Semotus has any such claim been threatened. Semotus has not made any verbal commitments to any officer, employee, former employee, consultant or independent contractor of Semotus with respect to compensation, promotion, retention, termination, severance or similar matters in connection with the transactions contemplated hereby or otherwise.

           Section 6.17 Semotus Benefit Plans.

                      (a) Schedule 6.17(a) contains a true, correct and complete list of each Semotus Benefit Plan and ERISA Affiliate Plan. With respect to each Semotus Benefit Plan and ERISA Affiliate Plan identified on Schedule 6.17(a), Semotus has heretofore delivered to Flint true, correct and complete copies of the plan documents and any amendments thereto (or, in the event the plan is not written, a written description thereof), any related trust, insurance contract or other funding vehicle, any reports or summaries required under all applicable Laws, including ERISA or the Code, the most recent determination or opinion letter received from the Internal Revenue Service (the "IRS") with respect to each current Semotus Benefit Plan or ERISA Affiliate Plan intended to qualify under Code Section 401, the most recent annual report (Form 5500) filed with the IRS and financial statements (if applicable), and such other documentation with respect to any Semotus Benefit Plan or ERISA Affiliate Plan (whether current or not) as was reasonably requested by Flint.

                      (b) With respect to each Semotus Benefit Plan, (i) there has not occurred any non-exempt "prohibited transaction" within the meaning of Section 4975(c) of the Code or Section 406 of ERISA that would subject Flint or Semotus to any liability; and (ii) no fiduciary (within the meaning of Section 3(21) of ERISA) of any Semotus Benefit Plan that is subject to Part 4 of Title I of ERISA has committed a breach of fiduciary duty that would subject Flint or Semotus to any material liability. No Semotus Benefit Plan or ERISA Affiliate Plan is or was subject to Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code, and no Semotus Benefit Plan or ERISA Affiliate Plan is or was a "multiemployer plan" (as defined in Section 3(37) of ERISA), a "multiple employer plan" (within the meaning of Section 413(c) of the Code), or a "multiple employer welfare arrangement" (as defined in Section 3(40)(A) of ERISA), nor has Semotus or any of its ERISA Affiliates ever sponsored, maintained, contributed to, or had any liability or obligation with respect to, any such Semotus Benefit Plan or ERISA Affiliate Plan.

                      (c) Each Semotus Benefit Plan or ERISA Affiliate Plan has been established, registered, qualified, invested, operated and administered in all respects in accordance with its terms and in compliance with all Applicable Benefit Laws. Semotus has performed and complied in all respects with all of its obligations under or with respect to the Semotus Benefit Plans. There are no current or, to the Knowledge of Semotus, threatened or reasonably foreseeable Liens on any assets of any Semotus Benefit Plan or ERISA Affiliate Plan.

                      (d) Each Semotus Benefit Plan intended to be "qualified" within the meaning of Section 401(a) of the Code and the trusts maintained thereunder that are intended to be exempt from taxation under Section 501(a) of the Code has received a favorable determination or opinion letter, and nothing has occurred subsequent to the date of such favorable determination letter that could adversely affect the qualified status of any such plan.

                      (e) There is no pending or, to the Knowledge of Semotus, threatened (i) complaint, claim, charge, suit, proceeding or other action of any kind with respect to any Semotus Benefit Plan (other than a routine claim for benefits in accordance with such Semotus Benefit Plan's claims procedures and that have not resulted in any litigation) or (ii) proceeding, examination, audit, inquiry, investigation, citation or other action of any kind in or before any Governmental Entity with respect to any Semotus Benefit Plan and there exists no state of facts that after notice or lapse of time or both reasonably could be expected to give rise to any such claim, investigation, examination, audit or other proceeding.

                      (f) All contributions and premium payments (including all employer contributions and employee salary reduction contributions) that are due with respect to each Semotus Benefit Plan have been made within the time periods prescribed by ERISA and the Code, and all contributions and premium payments for any period ending on or before the Closing Date that are an obligation of Semotus and not yet due have either been made to such Semotus Benefit Plan, or have been accrued on Semotus Financial Statements.

                      (g) With respect to each Semotus Benefit Plan that is an employee welfare benefit plan (within the meaning of Section 3(1) of ERISA), all claims incurred by Semotus are (i) insured pursuant to a contract of insurance whereby the insurance company bears any risk of loss with respect to such claims, (ii) covered under a contract with a health maintenance organization (an "HMO"), pursuant to which the HMO bears the liability for claims or (iii) reflected as a liability or accrued for on the Semotus Financial Statements. No Semotus Benefit Plan provides or has ever provided benefits, including death, medical or health benefits (whether or not insured), after an employee's termination of employment, and Semotus has no liabilities (contingent or otherwise) with respect thereto other than continuation coverage required pursuant to Section 4980B of the Code and Part 6 of Title I of ERISA, and the regulations thereunder, and any other Applicable Benefit Laws.

                      (h) Semotus has not announced or entered into any plan or binding commitment to (i) create or cause to exist any additional Semotus Benefit Plan, or (ii) adopt, amend or terminate any Semotus Benefit Plan, other than any amendment required by Applicable Benefit Laws.

           Section 6.18 Labor Relations.

                      (a) No employee of Semotus, since becoming an employee of Semotus, has been, or currently is, represented by a labor organization or group that was either certified or voluntarily recognized by any labor relations board (including the NLRB) or certified or voluntarily recognized by any other Governmental Entity. Semotus is not and has never been a signatory to a collective bargaining agreement with any trade union, labor organization or group. No representation election petition or application for certification has been filed by employees of Semotus or is pending with the NLRB or any other Governmental Entity and no union organizing campaign or other attempt to organize or establish a labor union, employee organization or labor organization or group involving employees of Semotus has occurred, is in progress or, to the Knowledge of Semotus, is threatened. Semotus is not a federal or state contractor.

                      (b) Semotus is not and has not been engaged in any unfair labor practice and Semotus is not aware of any pending or, to the Knowledge of Semotus, threatened labor board proceeding of any kind. No grievance or arbitration demand or proceeding, whether or not filed pursuant to a collective bargaining agreement has been filed or is pending or, to the Knowledge of Semotus, has been threatened against Semotus. No labor dispute, walk out, strike, slowdown, hand billing, picketing, work stoppage (sympathetic or otherwise), or other "concerted action" involving the employees of Semotus has occurred, is in progress or, to the Knowledge of Semotus, has been threatened. Semotus is in compliance with all Labor Laws. No citations, claims, complaints, charges, proceedings, examinations, audits, inquiries, investigations or other actions have been issued or filed or are pending or, to the Knowledge of Semotus, threatened under the Labor Laws with respect to Semotus. Semotus is not liable for any liability, judgment, decree, order, coverage of wages or Taxes, fine or penalty for failure to comply with any Labor Law. No citation has been issued by OSHA against Semotus and no notice of contest, claim, complaint, charge, investigation, or other administrative enforcement proceeding involving Semotus has been filed or is pending or, to the Knowledge of Semotus, threatened against Semotus under the Laws administered or enforced by OSHA or any other applicable Law relating to occupational safety and health. No workers' compensation or retaliation claim, complaint, charge or investigation has been filed or is pending against Semotus. Semotus has not taken any action that could constitute a "mass layoff", "mass termination" or "plant closing" within the meaning of WARN or otherwise trigger notice requirements or liability under any federal, local, state or foreign plant closing notice or collective dismissal law. No wrongful discharge, retaliation, libel, slander or other claim, complaint, charge or investigation that arises out of the employment relationship between Semotus and any of its employees has been filed or is pending or, to the Knowledge of Semotus, threatened against Semotus under any applicable Law.

                      (c) Semotus has maintained and currently maintains adequate insurance as required by applicable Law with respect to workers' compensation claims and unemployment benefits claims. Semotus has provided Semotus with a copy of the policy of Semotus for providing leaves of absence under FMLA and its FMLA notices. Semotus has paid or accrued all current assessments under workers' compensation legislation, and Semotus has not been subject to any special or penalty assessment under such legislation that has not been paid.

           Section 6.19 Insurance Policies. Schedule 6.19 contains a true, correct and complete list of all insurance policies carried by or for the benefit of Semotus, specifying the insurer, the amount of and nature of coverage, the risk insured against, the deductible amount (if any) and the date through which coverage shall continue by virtue of premiums already paid. Semotus maintains sufficient insurance with reputable insurers for the business and assets of Semotus against all risks normally insured against, and in amounts normally carried, by Semotus consistent with past practice. All insurance policies and bonds with respect to the business and assets of Semotus are in full force and effect and shall be maintained by Semotus in full force and effect as they apply to any matter, action or event relating to Semotus occurring through the Closing Date and Semotus has not reached or exceeded its policy limits for any insurance policy in effect at any time during the past five (5) years.

           Section 6.20 Environmental, Health and Safety Matters.

                      (a) Semotus possesses all Licenses required under, and is in full compliance with, all Environmental Laws, and Semotus is in compliance with all applicable limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in all Environmental Laws or contained in any other Law, or any notice or demand letter issued thereunder.

                      (b) None of the buildings and improvements owned or utilized by Semotus is constructed of, or contains as a component part thereof, any material that, either in its present form or as such material could reasonably be expected to change through aging\ and normal use and service, releases any substance, whether gaseous, liquid or solid, that is or may be, either in a single dose or through repeated and prolonged exposure, injurious or hazardous to the health of any individual who may from time to time be in or about such buildings or improvements.

                      (c) Semotus has not received notice of actual or threatened liability under CERCLA or any similar foreign, state or local Law from any Governmental Entity or any third party and there is no fact or circumstance (including, without limitation, the management, handling or Release of Hazardous Materials) that could form the basis for the assertion of any claim against Semotus under any Environmental Law, including CERCLA or any similar local, state or foreign Law with respect to any on-site or off-site location.

                      (d) Semotus has not entered into or agreed to enter into, and Semotus has no present intent to enter into, any consent decree or order, and Semotus is not subject to any judgment, decree or judicial or administrative order relating to compliance with, or the cleanup of Hazardous Materials under, any applicable Environmental Law.

                      (e) Semotus has provided to Flint true, correct and complete copies of any and all audits conducted regarding any environmental or health and safety matter related to the Real Property. For purposes of this Section 6.20(e), an "audit" means any inspection, investigation, assessment, study or test performed at the request of, or on the behalf of, a Governmental Entity.

                      (f) Semotus has not been subject to any administrative or judicial proceeding pursuant to, or paid any fines or penalties pursuant to, applicable Environmental Laws at any time during the past five (5) years. Semotus is not subject to any claim, obligation, liability, loss, damage or expense of any kind or nature whatsoever, contingent or otherwise, incurred or imposed or based upon any provision of any Environmental Law or arising out of any act or omission of Semotus, or Semotus's employees, agents or representatives or arising out of the ownership, use, control or operation by Semotus of any plant, facility, site, area or property (including any plant, facility, site, area or property currently or previously owned or leased by Semotus) from which any Hazardous Material was Released.

                      (g) Semotus has provided to Flint true, correct and complete copies of all reports, correspondence, memoranda, computer data and the complete files relating to environmental matters.

                      (h) No improvement or equipment included in Semotus's assets contains any asbestos or polychlorinated biphenyls. Semotus has not imported, received, manufactured, produced, processed, labeled, or shipped, stored, used, operated, transported, treated or disposed of any Hazardous Material other than in compliance with all Environmental Laws.

           Section 6.21 Intellectual Property.

                      (a) Schedule 6.21(a) contains a true, correct and complete list of all Registered Intellectual Property of Semotus. All necessary registration, maintenance and renewal fees currently due in connection with such Registered Intellectual Property have been made and all necessary documents, recordations and certifications in connection with such Registered Intellectual Property have been filed with the relevant Governmental Entities for the purpose of maintaining such Registered Intellectual Property. The licensing by Semotus of any of its Registered Intellectual Property has been subject to commercially reasonable quality control.

                      (b) Semotus owns, or is licensed or otherwise has the right to use, free and clear of any Liens, all Intellectual Property used in connection with the operation and conduct of its business.

                      (c) Schedule 6.21(c) sets forth a true, correct and complete list of the Software owned by Semotus. Flint has all right, title and interest in and to all intellectual property rights in such Software, free and clear of all Liens. Except as permitted by applicable Contract or Law, no portion of Semotus's Software contains, embodies, uses, copies, comprises or requires the work of any third party.

                      (d) All Intellectual Property which Semotus purports to own was developed by (i) an employee of Semotus working within the scope of his or her employment at the time of such development, or
           (ii) agents, consultants, contractors or other Persons who have executed appropriate instruments of assignment in favor of Semotus as assignee that have conveyed to Semotus ownership of all intellectual property rights in such Intellectual Property. To the extent that any Intellectual Property has been developed or created by a third party for Semotus, Semotus has a written agreement with such third party with respect thereto and Semotus thereby either (i) has obtained ownership of and is the exclusive owner of, or (ii) has obtained a license (sufficient for the conduct of its business as currently conducted) to, all of such third party's Intellectual Property in such work, material or invention by operation of law or by valid assignment.

                      (e) Neither Semotus nor any of its products or services has infringed upon or otherwise violated, or is infringing upon or otherwise violating, the Intellectual Property of any third party. To the Knowledge of Semotus, no Person has infringed upon or violated, or is infringing upon or violating, any Intellectual Property of Semotus.

                      (f) Semotus has taken reasonable steps to protect its rights in its Confidential Information and any trade secret or confidential information of third parties used by Semotus, and, except under confidentiality obligations, there has not been any disclosure by Semotus of any of its Confidential Information or any such trade secret or confidential information of third parties.

           Section 6.22 Affiliate Matters. No (a) shareholder or officer or director of Semotus, (b) Person with whom any such shareholder, officer or director has any direct or indirect relation by blood, marriage or adoption, (c) entity in which any such shareholder, officer, director or Person owns any beneficial interest (other than a publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than one percent (1%) of the stock of which is beneficially owned by such shareholders, officers, directors and Persons in the aggregate), (d) Affiliate of any of the foregoing, or (e) current or former Affiliate of
Semotus: (i) has any interest in or is a party to any Contract with, or relating to Semotus or its business; (ii) has any interest in or is a party to any loan for or relating to Semotus or its business; or (iii) has any interest in any property (real, personal or mixed, tangible or intangible) used or currently intended to be used by Semotus. Schedule 6.22 sets forth a true, correct and complete list of all accounts receivable, notes receivable and other receivables and accounts payable owed to or due from any such Person described above by or to Semotus.

           Section 6.23 Customer and Supplier Relations. Schedule 6.23 contains a true, correct and complete list of the names and addresses of the Customers and Suppliers. Semotus maintains good commercial relations with each of its Customers and Suppliers and, to the Knowledge of Semotus, no event has occurred that could materially and adversely affect Semotus's relations with any such Customer or Supplier. No Customer (or former Customer) or Supplier (or former Supplier) during the prior twelve (12) months has canceled, terminated or, to the Knowledge of Semotus, made any threat to cancel or otherwise terminate any of such Customer's or Supplier's Contracts with Semotus or to decrease such Customer's usage of Semotus's services or products or such Supplier's supply of services or products to Semotus. Semotus has not received any notice and does not have any Knowledge to the effect that any current customer or supplier may terminate or materially alter its business relations with Semotus, either as a result of the transactions contemplated hereby or otherwise.

           Section 6.24 Accounts Receivable. To the Knowledge of Semotus, the debtors to which the accounts receivable of Semotus relate are not in or subject to a bankruptcy or insolvency proceeding and none of such receivables have been made subject to an assignment for the benefit of creditors. All accounts receivable of Semotus (i) are valid, existing and collectible in a manner consistent with Semotus's past practice without resort to legal proceedings or collection agencies, (ii) represent monies due for goods sold and delivered or services rendered in the ordinary course of business and (iii) are not subject to any refund or adjustment or any defense, right of set-off, assignment, restriction, security interest or other Lien. There are no disputes regarding the collectibility of any such accounts receivable.

           Section 6.25 Licenses. Schedule 6.25 is a true, correct and complete list of all Licenses held by Semotus. Semotus owns or possesses all Licenses that are necessary to enable it to carry on its business as presently conducted and as presently planned to be conducted. All Licenses are valid, binding and in full force and effect. The execution, delivery and performance hereof and the consummation of the transactions contemplated hereby shall not adversely affect any License. Semotus has taken all necessary action to maintain each License, except where the failure to so act shall not have a Material Adverse Effect on Semotus. No loss or expiration of any License is pending or, to the Knowledge of Semotus, threatened (other than expiration upon the end of any term).

           Section 6.26 Ethical Practices. Neither Semotus nor any of its representatives has at any time offered or given, and Semotus does not have any Knowledge of any Person that has at any time offered or given on its behalf, anything of value to: (a) any official or member of a

Governmental Entity, any political party or official thereof or any candidate for political office; (b) any customer or potential customer or any director, officer, employee, agent, representative or Affiliate of any customer or potential customer or any person who may otherwise be able to exert influence over any customer or potential customer; or (c) any other Person, in any such case while knowing or having reason to know that all or a portion of such money or thing of value may be offered, given or promised, directly or indirectly, to any customer or member of any Governmental Entity or any candidate for political office for the purpose of the following: (i) influencing any action or decision of such Person, in such Person's official capacity or otherwise, including a decision to fail to perform such Person's official function; (ii) inducing such Person to use such Person's influence with any Governmental Entity or with any customer (potential or otherwise) to affect or influence any act or decision of such Governmental Entity or such customer (potential or otherwise), as applicable, to assist Semotus in obtaining or retaining business for, with, or directing business to, any Person, including Semotus and its Affiliates; or
(iii) where such payment would constitute a bribe, kickback or illegal or improper payment to assist Flint in obtaining or retaining business for, with, or directing business to, any Person.

           Section 6.27 Product and Service Warranties. Semotus does not make any warranty or guaranty as to goods manufactured, sold, leased, licensed or delivered or services provided by Semotus, and there is no pending or, to the Knowledge of Semotus, threatened claim alleging any breach of any such warranty or guaranty. All goods manufactured, sold, leased, licensed or delivered, or services provided by Semotus have been in conformity with all applicable contractual commitments and all express and implied warranties.

           Section 6.28 Brokers, Finders and Investment Bankers. Neither Semotus, nor any officer, member, director or employee of Semotus, nor any Affiliate of Semotus has employed any broker, finder or investment banker or incurred any liability for any investment banking fees, financial advisory fees, brokerage fees or finders' fees in connection with the transactions contemplated hereby.

           Section 6.29 Compliance with Securities Laws. The offer and sale of the Semotus Shares as contemplated hereby are exempt from registration under the Securities Act, and under applicable state securities and "blue sky" laws, as currently in effect. All shares of capital stock and other securities issued by Semotus at or prior to the Closing have been issued in transactions exempt from registration under the Securities Act, and all applicable state securities or "blue sky" laws. Semotus has not violated the Securities Act or any applicable state securities or "blue sky" laws in connection with the issuance of any shares of capital stock or other securities at or prior to the Closing. Semotus has not offered any of its capital stock, or any other securities, for sale to or solicited any offers to buy any of the foregoing from Semotus, or otherwise approached or negotiated with any other person in respect thereof, in such a manner as to require registration under the Securities Act. None of the events described in Item 401(f) of Regulation S-K under the Securities Act has occurred during the last five years with respect to any director or officer of Semotus.

           Section 6.30 Registration Rights and Voting Rights. Semotus is presently not under any obligation, and has not granted any rights, to register any of its presently outstanding securities or any of its securities that may hereafter be issued. To the Knowledge of Semotus, no stockholder of Semotus has entered into any agreement with respect to the voting of equity securities of Semotus. The issuance of the Semotus Shares to Flint at the Closing will not violate any preemptive rights held by any Person.

           Section 6.31 Disclosure. No representations, warranties, assurances or statements by Semotus in this Agreement and no statement contained in any document (including the Semotus Financial Statements and the Semotus Disclosure Letter), certificates or other writings furnished or to be furnished by Semotus (or caused to be furnished by Semotus) to Flint or any of its representatives pursuant to the provisions hereof contains or will contain any untrue statement of material fact, or omits or will omit to state any fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

           Section 6.32 No Other Agreements. Semotus does not have any commitment or legal obligation, absolute or contingent, to any other Person (other than Flint and Parent) to sell, assign, transfer or effect a sale of any of its assets or properties, to sell or effect a sale of a majority of the capital stock of Semotus, to effect any merger, consolidation, liquidation, dissolution or other reorganization of Semotus, or to enter into any agreement or cause the entry into of an agreement with respect to any of the foregoing.

                                   ARTICLE VII
                        CERTAIN COVENANTS AND AGREEMENTS

           Section 7.1 Conduct of Business. For the period commencing on the date hereof and ending on the Closing Date, Flint, on the one hand shall (and the Parent will cause Flint to), and Semotus, on the other hand shall, except as expressly required hereby and except as otherwise consented to in advance in writing by the other Party, conduct its business in the ordinary course, consistent with past practice and shall, except as expressly required hereby and except as otherwise consented to in advance in writing by the other Party:

                      (a) use its commercially reasonable efforts to preserve intact the goodwill and business organization of such Party, keep its officers and employees available to the other Party and preserve the relationships and goodwill of such Party with their respective customers, distributors, suppliers, employees and other Persons having business relations with such Party;

                      (b) maintain its existence and good standing in its jurisdiction of organization and in each jurisdiction where it is qualified to conduct its business;

                      (c) comply with all applicable Laws;

                      (d) maintain in existing condition and repair (ordinary wear and tear excepted), consistent with past practices, all buildings, offices, shops and other structures located on their respective Real Property, and all equipment, fixtures and other tangible personal property located on such Real Property;

                      (e) not authorize for issuance or issue and deliver any additional shares of its capital stock or securities convertible into or exchangeable for shares of its capital stock, or issue or grant any right, option or other commitment for the issuance of shares of its capital stock or of such securities, or split, combine or reclassify any shares of its capital stock; PROVIDED, HOWEVER, that Flint shall be permitted to issue additional shares of its capital stock to certain principals of Redquartz Developments;

                      (f) not amend or modify its articles of incorporation or bylaws;

                      (g) not declare any dividend, pay or set aside for payment any dividend or other distribution or make any payment to any shareholder, officer or director or any Person with whom any such shareholder, officer or director has any direct or indirect relation, other than the payment of salaries in the ordinary course of business and consistent with past practice;

                      (h) not create any subsidiary, acquire any capital stock or other equity securities of any corporation or acquire any equity or ownership interest in any business or entity;

                      (i) not dispose of or permit to lapse any ownership and/or right to the use of any patent, trademark, trade name, service mark, license or copyright, or dispose of or disclose to any Person, any Confidential Information;

                      (j) seek, protect, defend and maintain the ownership, validity and registration of their respective Intellectual Property, and not allow any of their respective Registered Intellectual Property to be abandoned, forfeited, cancelled, expunged and/or dedicated to the public;

                      (k) other than those capital expenditures identified in the Flint Disclosure Letter or Semotus Disclosure Letter, as the case may be, not (i) create, incur or assume any indebtedness secured by their assets, (ii) grant, create, incur or suffer to exist any Lien on their assets that did not exist on the date hereof, (iii) write-down the value of any asset or investment on their respective books or records, except for depreciation and amortization in the ordinary course of business and consistent with past practice, (iv) cancel any debt or waive any claim or right, (v) make any commitment for any capital expenditure to be made on or following the date hereof in excess of $10,000, (vi) enter into any Contract which cannot be cancelled on notice of not longer than thirty (30) days and without liability or penalty of any kind, (vii) enter into or modify any Contract which involves annual payments to or from such Party in excess of $10,000; (viii) enter into any Contract which imposes, or purports to impose, any obligations or restrictions on any of its Affiliates, or (ix) settle or compromise any legal proceedings related to or in connection with their respective business;

                      (l) not (i) increase in any manner the compensation of, or enter into any new bonus or incentive agreement or arrangement with, any of its employees, officers, directors or consultants, or (ii) pay or agree to pay any additional pension, retirement allowance or other employee benefit under any Semotus Benefit Plan to any of its employees or consultants, whether past or present, except, in each case, in the ordinary course of business to the extent consistent with past practice;

                      (m) except as required by Applicable Benefit Laws, not adopt, amend or terminate any Employee Benefit Plan, including any Semotus Benefit Plan, as the case may be, or increase the benefits provided under such Benefit Plan, or promise or commit to undertake any of the foregoing in the future;

                      (n) not enter into a collective bargaining agreement;

                      (o) not enter into any Employment Agreement;

                      (p) perform in all material respects all of its obligations under all Contracts and Licenses, and not default or suffer to exist any event or condition that with notice or lapse of time or both could constitute a default under any Contract or License (except those being contested in good faith);

                      (q) not increase any reserves for contingent liabilities (excluding any adjustment to bad debt reserves in the ordinary course of business consistent with past practice);

                      (r) maintain in full force and effect and in the same amounts policies of insurance comparable in amount and scope of coverage to that maintained as of the date hereof;

                      (s) continue to maintain its books and records in accordance with GAAP consistently applied and on a basis consistent with past practice and not make any change in any of its accounting (or tax accounting) policies, practices or procedures;

                      (t) continue its current cash and inventory management practices in the ordinary course of business consistent with past practice; and

                      (u) not authorize, or commit or agree to take, any of the foregoing actions.

           Section 7.2 Inspection and Access to Information. During the period commencing on the date hereof and ending on the Closing Date, each Party shall (and shall cause its officers, directors, employees, auditors and agents to) provide the other Parties and their accountants, investment bankers, counsel, consultants and other authorized representatives full access, during reasonable hours and under reasonable circumstances, to any and all of its premises, employees (including executive officers), properties, contracts, commitments, books, records and other information (including Tax Returns filed and those in preparation) and shall cause its officers to furnish to the other Parties and their authorized representatives, promptly upon request therefor, any and all financial, technical and operating data and other information pertaining to itself and its business and otherwise fully cooperate with the conduct of due diligence by the other Parties and their representatives.

           Section 7.3 Convertible Promissory Note. Concurrently with the execution of this Agreement, Parent shall execute an investment agreement, in the form attached hereto as Exhibit 7.3(a) (the "Investment Agreement") and related convertible promissory note, in the form attached hereto as Exhibit 7.3(b) (the "Note") with Semotus, pursuant to which Parent shall invest the amount of two hundred thousand US dollars (US$200,000), convertible into shares of Semotus' restricted voting common stock, at a conversion price of $0.275 per share. The two hundred thousand US dollars ($200,000) shall be wired to Semotus' bank account in accordance with the terms of the Note.

           Section 7.4 Notices of Certain Events. Flint and the Parent, on the one hand, and Semotus, on the other hand, shall promptly notify the other of:

                      (a) any fact, condition, change or event that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect or otherwise results in any of its representations or warranties hereunder being inaccurate in any respect as of the date of such fact, condition, change or event had such representation or warranty been made as of such date;

                      (b) any fact, condition, change or event that causes or constitutes a breach of any of its representations or warranties hereunder made as of the date hereof;

                      (c) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated hereby;

                      (d) any notice or other communication from or to any Governmental Entity in connection with the transactions contemplated hereby;

                      (e) any action, suit, claim, investigation or proceeding commenced or, to the Knowledge of such Party, threatened against, relating to or involving or otherwise affecting such Party that, if pending on the date hereof, would have been required to have been disclosed hereunder or that relate to the consummation of the transactions contemplated hereby; and

                      (f) (i) the damage or destruction by fire or other casualty of any material asset or part thereof or (ii) any material asset or part thereof becoming the subject of any proceeding (or, to the Knowledge of such Party, threatened proceeding) for the taking thereof or of any right relating thereto by condemnation, eminent domain or other similar governmental action.

           The Parties hereby acknowledge that neither Flint nor Semotus shall waive any right either may have hereunder solely as a result of such notifications and any notification given pursuant to this Section 7.4 (including any supplement to the Flint Disclosure Letter or the Semotus Disclosure Letter, as the case may be) and such notifications shall (y) not have any effect for purposes of determining satisfaction of the conditions set forth in Section 8.1 or Section 8.1 of this Agreement and (z) not in any way limit a Party's exercise of its rights hereunder.

           Section 7.5 Interim Financials. As promptly as practicable following each calendar month prior to the Closing Date, each Party shall deliver to the other Parties periodic financial reports in the form that it customarily prepares for its internal purposes and, if available, unaudited statements of its financial position as of the last day of such calendar month and statements of income and changes in financial position of such entities for the calendar month then ended. Each Party covenants to the other Parties that such interim statements (i) shall

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present fairly its financial condition as of their respective dates and the related results of its respective operations for the respective calendar month then ended, and (ii) shall be prepared on a basis consistent with prior interim periods.

           Section 7.6 No Solicitation of Transactions. Until the earlier of the Closing or the termination of this Agreement pursuant to Article X, neither Flint nor the Parent, on the one hand, nor Semotus, on the other hand, shall, directly or indirectly, through any officer, director, manager or agent of any of them or otherwise, initiate, solicit or encourage (including by way of furnishing non-public information or assistance), or enter into negotiations of any type, directly or indirectly, or enter into a confidentiality agreement, letter of intent or other similar Contract with any Person (other than the Parties hereto) with respect to a sale of all or any substantial portion of its assets, or a merger, consolidation, business combination, sale of all or any substantial portion of its capital stock, or the liquidation or similar extraordinary transaction with respect to such Party (an "Acquisition Transaction"). Flint and the Parent, on the one hand, and Semotus, on the other hand, shall, and shall cause each of their officers, directors, managers and agents to, immediately discontinue any ongoing discussions or negotiations with any Person (other than the Parties hereto) relating to a possible Acquisition Transaction. Each of the Parties shall notify the other Parties orally (within two (2) Business Days) and in writing (as promptly as practicable) of all relevant terms of any inquiry or proposal by a third party to do any of the foregoing that such Party or any of its officers, directors, partners, managers, employees, investment bankers, financial advisors, attorneys, accountants or other representatives may receive relating to any of such matters. In the event such inquiry or proposal is in writing, such Party shall deliver to the other Parties a copy of such inquiry or proposal together with such written notice.

           Section 7.7 Reasonable Efforts; Further Assurances; Cooperation. Subject to the other provisions hereof, each Party shall use its reasonable, good faith efforts to perform its obligations hereunder and to take, or cause to be taken, and do, or cause to be done, all things necessary, proper or advisable under applicable Law to cause the transactions contemplated herein to be effected as soon as practicable, but in any event on or prior to the Expiration Date, in accordance with the terms hereof and shall cooperate fully with each other Party and its officers, directors, employees, agents, counsel, accountants and other designees in connection with any step required to be taken as a part of its obligations hereunder, including the following:

                      (a) Each Party shall promptly make its filings and submissions and shall take all actions necessary, proper or advisable under applicable Laws to obtain any required approval of any Governmental Entity with jurisdiction over the transactions contemplated hereby. Each Party shall furnish to the other Parties all information required for any application or other filing to be made by such Parties pursuant to any applicable Law in connection with the transactions contemplated hereby;

                      (b) Each Party shall promptly notify the other Parties of (and provide written copies of) any communications from or with any Governmental Entity in connection with the transactions contemplated hereby;

                      (c) In the event any claim, action, suit, investigation or other proceeding by any Governmental Entity or other Person is commenced that questions the validity or

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           legality of the transactions contemplated hereby or seeks damages in connection therewith, the Parties shall (i) cooperate and use all reasonable efforts to defend against such claim, action, suit, investigation or other proceeding, (ii) in the event an injunction or other order is issued in any such action, suit or other proceeding, use all reasonable efforts to have such injunction or other order lifted, and (iii) cooperate reasonably regarding any other impediment to the consummation of the transactions contemplated hereby; and

                      (d) Each Party shall give all notices to third parties and use its reasonable efforts (in consultation with the other Parties) to obtain all third-party consents (i) necessary, proper or advisable to consummate the transactions contemplated hereby, (ii) required to be given or obtained, including the Required Consents or (iii) required to prevent a Material Adverse Effect, whether prior to, on or following the Closing Date.

           Section 7.8 Consents. Flint shall, during the remaining term of each Non-Assignable Contract, use commercially reasonable efforts to (a) obtain the consent of the third parties required thereunder, (b) make the benefit of such Non-Assignable Contract available to Semotus so long as Semotus fully cooperates with Flint and promptly reimburses Flint for all payments made by Flint (with the prior approval of Semotus) in connection therewith and (c) enforce, at the request of Semotus and at the sole expense and for the account of Semotus, any right of Flint arising from such Non-Assignable Contract against the other party or parties thereto (including the right to elect or terminate any such Non-Assignable Contract in accordance with the terms thereof). Flint shall not take any action or suffer any omission that could limit, restrict or terminate in any material respect the benefits to Semotus of such Non-Assignable Contract unless, in good faith and after consultation with and prior written notice to Semotus, Flint is (i) ordered to do so by a Governmental Entity of competent jurisdiction or (ii) otherwise required to do so by Law; PROVIDED, HOWEVER, that if any such order is appealable, Flint shall, at Semotus's sole cost and expense, take such reasonable actions as are requested by Semotus to file and pursue such appeal and to obtain a stay of such order. Nothing in this Agreement or the Assumption Agreement shall constitute an assignment, transfer or conveyance to, or assumption by, Semotus of the Non-Assignable Contracts. With respect to any such Non-Assignable Contract as to which the necessary approval or consent for the assignment or transfer to Semotus is obtained following the Closing, Flint shall transfer such Non-Assignable Contract to Semotus by execution and delivery of an instrument of conveyance reasonably satisfactory to Semotus within five (5) Business Days following receipt of such approval or consent.

           Section 7.9 Public Announcements. Subject to its legal obligations (including requirements of stock exchanges and other similar regulatory bodies), prior to the Closing, each Party shall consult with the other Parties with respect to the timing and content of all announcements regarding this Agreement or the transactions contemplated hereby to the financial community, Governmental Entities, employees, customers or the general public and shall use reasonable efforts to agree upon the text of any such announcement prior to its release. Notwithstanding the foregoing, without the prior written consent of Semotus, neither Flint nor Parent shall at any time disclose to any Person the fact that this Agreement has been entered into or any of the terms of this Agreement other than to such Parties' advisors (including financing sources) who Flint or Parent, as applicable, reasonably determines needs to know such information for the purpose of advising Flint or Parent, it being understood that such advisor will

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be informed of the confidential nature of this Agreement and the terms of this
Agreement and will be directed to treat such information as confidential in accordance with the terms of this Agreement.

           Section 7.10 Employee Matters.

                      (a) Information. Flint shall provide Semotus all information relating to each employee of Flint as Semotus may reasonably require in connection with its employment or engagement of such individuals, including initial employment dates, termination dates, reemployment dates, hours of service, compensation and tax withholding history in a form that shall be usable by Semotus and such information shall be true, correct and complete in all respects.

                      (b) FMLA Information. Prior to the Closing, Flint will provide Semotus a list of (i) each employee who is eligible to request FMLA leave as of the Closing Date and the amount of FMLA leave utilized by each such employee during the current leave year;
           (ii) each employee who will be on FMLA leave at the Closing Date and his or her job title and description, salary and benefits; (iii) each employee who has requested FMLA leave to begin after the Closing Date, a description of the leave requested and a copy of all notices provided to such employee regarding such leave.

                      (c) Communications. Neither Flint nor the Parent nor any officer, director, employee, agent or representative of Flint shall make any communication to employees of Flint regarding any Semotus Benefit Plan or any compensation or benefits to be provided after the Closing Date without the advance approval of Semotus.

                      (d) Non-Solicitation. During the three (3) year period commencing on the Closing Date, neither Flint nor Parent shall, directly or indirectly (including through any Affiliate thereof, whether existing now or in the future), in any manner solicit, hire or re-hire any Transferred Employees, new employees or consultants (to the extent working exclusively on behalf of Semotus) of Semotus or any Semotus Affiliate, which shall include employees or consultants: (i) with continuing contracts with Semotus or a Semotus Affiliate; (ii) retained, employed or engaged by Semotus or a Semotus Affiliate but without continuing contracts; or (iii) whose contracts expire or otherwise terminate for any reason preceding or following the first day of the Non-Solicitation Period, without the prior written consent of Semotus.

           Section 7.11 Transfer Taxes; Expenses. Any Taxes or recording fees payable as a result of the purchase and sale of the Assets or any other action contemplated hereby (other than any federal, state, local or foreign Taxes measured by or based upon income or gains imposed upon Semotus) shall be borne by Semotus. The Parties shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications and other documents regarding Taxes and all transfer, recording, registration and other fees that become payable in connection with the transactions contemplated hereby that are required or permitted to be filed at or prior to the Closing.

           Section 7.12 Insurance. If requested by Semotus, each of Flint and the Parent shall in good faith cooperate with Semotus and take all actions reasonably requested by Semotus that are necessary or desirable to permit Semotus to have available to it following the Closing the benefits (whether direct or indirect) of the insurance policies maintained by or on behalf of Flint that are currently in force. All costs relating to the actions described in this Section 7.12 shall be borne solely by Semotus.

           Section 7.13 Name Change. As promptly as practicable following the Closing, Flint shall change its corporate name to remove any reference to the name "Flint", "Flint Telecom" or any other trade name used by Flint in the conduct or operation of its business. As promptly as practicable following the Closing, Flint shall file in all jurisdictions in which it is qualified to do business all documents necessary to reflect such change of name or to terminate its qualification therein. In connection with enabling Semotus, at or as soon as practicable following the Closing, to use the current corporate name of Flint, Flint shall, at or prior to the Closing, execute and deliver to Semotus all consents related to such change of name as may be requested by Semotus, and shall otherwise cooperate with Semotus. As promptly as practicable following the Closing, Semotus shall take all actions necessary to change its corporate name to "Flint Telecom Group, Inc."

           Section 7.14 Risk of Loss. The risk of loss with respect to the Assets shall remain with Flint until the Closing. Until the Closing, Flint shall maintain in force all the policies of property damage insurance under which any Asset is insured. In the event prior to the Closing any material Asset is lost, damaged or destroyed, then:

                      (a) either Flint or Semotus may terminate this Agreement in accordance with the provisions of Section 10.1(d); or

                      (b) Semotus may require Flint to assign to Semotus the proceeds of any insurance payable as a result of the occurrence of such loss, damage or destruction and to reduce the number of Semotus Shares appropriately to reflect the replacement cost of the Assets that were lost, damaged or destroyed less the amount of any proceeds of insurance payable as a result of the occurrence.

           Section 7.15 Accounts and Notes Receivable.

                      (a) other than those which shall constitute Assumed Liabilities, Flint shall cause all notes and accounts receivable and payable of Flint owing by or to any shareholder or any director, officer, employee or Affiliate of Flint (each, an "Affiliate Loan") to be paid in full prior to the Closing Date.

                      (b) From and after the Closing, if Flint or Parent receives or collects any Receivables, Flint or Parent, as applicable, shall remit any such amounts to Semotus within five (5) days of each day on which Flint or Parent, as applicable, receives such sum.

           Section 7.16 No Competing Services. During the five (5) year period commencing on the Closing Date, neither Flint nor Parent shall, directly or indirectly (including through any Affiliate thereof, whether existing now or in the future), without the consent of Semotus, (i) engage or participate in a business, or otherwise perform services for third parties which are competitive with those performed or to be performed by Semotus or any Semotus Affiliate ("Competitive Services") or (ii) own or operate any business which engages or participates in the same or similar business or businesses conducted or to be conducted by Semotus or a Semotus Affiliate which performs Competitive Services; PROVIDED, HOWEVER, that Parent or an Affiliate may hold an investment of no more than five (5) percent of the equity securities of any publicly-traded entity engaged in Competitive Services.

           Section 7.17 Consummation of Subsequent Merger. Each Party shall use its reasonable, good faith efforts to take, or cause to be taken, and do, or cause to be done, all things necessary, proper or advisable under applicable Law to cause the Subsequent Merger contemplated herein to be effected as soon as practicable following the Closing, and shall cooperate fully with each other Party and its officers, directors, employees, agents, counsel, accountants and other designees in connection with any step required to be taken in connection therewith.

           Section 7.18 Conduct of Semotus' Business Following Closing. For the period commencing on the Closing Date and ending three years thereafter or until it is disposed of in accordance with Section 8.2(f), Semotus shall continue to conduct the Semotus Business (as hereinafter defined) in the ordinary course, consistent with past practice. LaPine shall continue to be responsible for all day-to-day activities related to the Semotus Business during this period and shall be compensated in accordance with the terms of his employment agreement (as amended in connection with the Closing). For purposes of this Section 7.18, "Semotus Business" shall mean the operations of Semotus as conducted immediately prior to the Closing and shall not reflect the business operations of Flint acquired in connection with the Closing (the "Flint Business"). The Parties intend that the Semotus Business and the Flint Business shall each be operated as separate business units within the combined entity but shall be fully consolidated for legal and accounting purposes. All salaries, fees and expenses primarily related to maintaining the public nature of Semotus and other general corporate overhead, including accounting, audit, legal, SEC, insurance, investor relations, taxes, salaries for Mr. LaPine, Ms. Durant and Mr. Dargan, and other miscellaneous direct corporate overhead expenses (the "Corporate Overhead") will be funded directly from the Flint Business bank accounts. The Semotus Business will maintain its existing bank account and pay all the direct expenses related to running the Semotus Business, which will be limited to all employees reporting to Mrs. LaPine and directly working on the HipLink software product. The Semotus Business will contribute a pro-rata portion of the Corporate Overhead, based on its percentage of the total corporate revenue generated. The actual pro-rata portion amount will be calculated at the end of each quarter and transferred to the Flint Business bank account from the Semotus Business bank account.

                                  ARTICLE VIII
                              CONDITIONS TO CLOSING

           Section 8.1 Conditions to Obligations of Semotus. The obligations of Semotus to consummate the transactions contemplated hereby shall be subject to the fulfillment (or waiver by Semotus) at or prior to the Closing of each of the following conditions:

                      (a) Injunction. There shall be no effective injunction, writ or preliminary restraining order or any order of any nature issued or Law passed by a Governmental Entity of competent jurisdiction to the effect that the transactions contemplated hereby may not be consummated as provided herein, no proceeding or lawsuit shall have been commenced by any Governmental Entity for the purpose of obtaining any such injunction, writ or preliminary restraining order and no written notice shall have been received from any Governmental Entity indicating an intent to restrain, prevent, materially delay or restructure the transactions contemplated hereby, in each case where the Closing would (or would be reasonably likely to) result in a material fine or penalty payable by Semotus or a material restriction on Semotus's operation of its business as a result of such matter.

                      (b) Consents. All Required Consents shall have been obtained or made on terms and conditions reasonably satisfactory to Semotus.

                      (c) Representations and Warranties. Each of the representations and warranties of Flint and the Parent set forth in
           Article IV and of the Parent contained in Article V shall have been true and correct in all material respects as of the date hereof and shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date, except that those representations and warranties that by their terms are qualified by materiality shall be true and correct in all respects.

                      (d) Performance of Obligations of Flint and the Parent. Flint and the Parent shall have performed in all material respects all covenants and agreements required to be performed by it hereunder at or prior to the Closing.

                      (e) No Material Adverse Effect. Between the date hereof and the Closing Date, there shall not have occurred (nor shall Semotus have become aware of) any Material Adverse Effect or any development reasonably likely to result in a Material Adverse Effect.

                      (f) Affiliate Loans. Semotus shall have received evidence, satisfactory to Semotus, that the Affiliate Loans have been paid in full.

                      (g) Ancillary Documents. Flint shall have delivered, or caused to be delivered, to Semotus the documents listed in Section 9.2.

                      (h) Flint Third Party Financing. Flint shall have consummated a financing transaction with one or more parties such that, together with the $400,000 of proceeds resulting from a financing consummated by Flint as of the date of this Agreement, will generate a minimum of $800,000 of proceeds available for working capital purposes.

                      (i) Audit of Flint Financial Statements. Flint and the Parent shall have the Flint Financial Statements relating to the fiscal years ended June 30, 2006 and June 30, 2007 audited according to PCAOB Standards (and reviewed, with respect to the interim periods ended December 31, 2007 and March 31, 2008) by LL Bradford, independent auditors for Semotus, and with such audit to result in the receipt of a clean audit opinion with no qualification from LL Bradford. If there is a contingency or exception in the audit opinion, Semotus shall have the right to either require Flint to remediate the deficiencies noted (with Closing to be delayed for such time as necessary to complete such remediation) or terminate this Agreement pursuant to Section 10.1(c).

                      (j) Pledge Agreement. Flint and the Parent shall have executed and delivered a pledge agreement granting Semotus a security interest in five percent (5%) of the Semotus Shares to be issued to Flint under this Agreement, and the certificate representing such pledged shares shall be held by Semotus as security for the indemnification obligations of Flint and Parent under Article XI hereof

                      (k) Legal Opinion. Semotus shall have obtained a legal opinion from its local counsel confirming that approval of the Semotus shareholders is not required under Nevada law in order to consummate the transactions contemplated by this Agreement.

           Section 8.2 Conditions to Obligations of Flint and the Parent. The obligations of Flint and the Parent to consummate the transactions contemplated hereby shall be subject to the fulfillment (or waiver by Flint) at or prior to the Closing of each of the following additional conditions:

                      (a) Injunction. There shall be no effective injunction, writ or preliminary restraining order or any order of any nature issued by a Governmental Entity of competent jurisdiction to the effect that the transactions contemplated hereby may not be consummated as provided herein, no proceeding or lawsuit shall have been commenced by any Governmental Entity for the purpose of obtaining any such injunction, writ or preliminary restraining order and no written notice shall have been received from any Governmental Entity indicating an intent to restrain, prevent, materially delay or restructure the transactions contemplated hereby, in each case where the Closing would (or would be reasonably likely to) result in a material fine or penalty payable by Flint.

                      (b) Consents. All consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any Governmental Entity required in connection with the execution, delivery or performance hereof shall have been obtained or made on terms and conditions reasonably satisfactory to Flint.

                      (c) Representations and Warranties. Each of the representations and warranties of Semotus set forth in Article VI shall have been true and correct in all material respects as of the date hereof and shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date, except that those representations and warranties that by their terms are qualified by materiality shall be true and correct in all respects.

                      (d) Performance of Obligations by Semotus. Semotus shall have performed in all material respects all covenants and agreements required to be performed by it hereunder on or prior to the Closing Date.

                      (e) Ancillary Documents. Semotus shall have delivered, or caused to be delivered, to Flint the documents listed in Section 9.3.

                      (f) Amendment to LaPine Employment Agreement. Semotus and Anthony LaPine shall have executed and delivered to Flint an amendment to Mr. LaPine's existing employment agreement, in a form reasonably satisfactory to Flint, effectuating the following: (i) Mr. LaPine's title shall change from Chairman and Chief Executive Officer to Chairman; (ii) Mr. LaPine's job description shall change to performing services commensurate with his position as Chairman, maintaining Semotus' public listing and SEC compliance and managing the day-to-day operations relating to the Semotus Business; (iii) Mr. LaPine shall be issued Two Million One Hundred Fifty-Eight Thousand (2,158,000) shares of voting restricted common stock of Semotus (evidencing an approximate six percent (6%) ownership of Semotus on a fully-diluted basis taking into account the Semotus Shares issued to Flint at the Closing but excluding for these purposes any shares outstanding or available for issuance under Semotus' existing stock option plans); and (iv) Mr. LaPine shall have the right to purchase (at any time within the three-year period commencing on the date of Closing) or, in the event the Board shall determine to dispose of the Semotus Business unit prior to the end of such three-year period, a right of first refusal with respect thereto, in exchange for (1) the 2,158,000 shares issued in accordance with this Section 8.2(f) or (2) the fair market value of the Semotus Business at the time Mr. LaPine exercises his right to purchase payable by delivery of the shares issued in accordance with this Section 8.2(f) or cash, whichever is less. "Semotus Business" as used in this Section 8.2(f) shall have the meaning set forth in Section 7.18 and shall expressly include all Intellectual Property and all assets (including cash and cash equivalents, personnel and accounts receivable) and liabilities (including accounts payable, accrued liabilities, lease obligations and personnel obligations) of the Semotus Business at the time the right of first refusal is exercised.

                      (g) Resignations of Semotus Directors. Each of the directors of Semotus, with the exception of Anthony N. LaPine and Robert Lanz, shall have delivered their resignations, effective as of the Closing, and the vacancies created thereby shall have been filled by nominees of Flint and Parent.

                      (h) Indemnification Share Issuance Agreement. Semotus shall have executed and delivered an agreement obligating itself to issue to Parent additional shares of Semotus' restricted common stock, in an amount not to exceed five percent (5%) of the Semotus Shares issued under this Agreement, for the indemnification obligations of Semotus under Article XI hereof.

                                   ARTICLE IX
                                     CLOSING

           Section 9.1 Closing. Subject to the satisfaction or waiver of the conditions set forth in Article VIII, the Closing shall occur on June 15, 2008 or such other date as the Parties may agree. The Closing shall take place at the offices of Paul, Hastings, Janofsky & Walker LLP, 600 Peachtree Street, NE, Suite 2400, Atlanta, Georgia 30308, or at such other place as the Parties may agree.

           Section 9.2 Flint Closing Deliveries. At the Closing, Flint and the Parent, as applicable, shall deliver to Semotus the following:

                      (a) a certificate or certificates executed by the Parent and a duly authorized officer of Flint as to compliance with the conditions set forth in Section 8.1(c), and (d) hereof;

                      (b) executed bills of sale, instruments of assignment, certificates of title documents, deeds and other conveyance documents, dated as of the Closing Date, transferring to Semotus all of Flint's right, title and interest in and to the Assets, together with possession of the Assets, including the Bill of Sale substantially in the form of Exhibit 9.2(b) (the "Bill of Sale");

                      (c) documents evidencing the assumption of the Assumed Liabilities, including the Assumption Agreement substantially in the form of Exhibit 9.2(c) (the "Assumption Agreement").

                      (d) a certificate of non-foreign status that complies with Treasury Regulation Section 1.1445-2(b)(2);

                      (e) a certificate by the Secretary or any Assistant Secretary of Flint, dated the Closing Date, as to (1) the good standing of Flint in its jurisdiction of incorporation and in each other jurisdiction where it is qualified to do business, (2) the completeness of Flint's articles of incorporation and bylaws and (3) the effectiveness of the resolutions of the board of directors of Flint authorizing the execution, delivery and performance hereof by Flint passed in connection herewith and the transactions contemplated hereby; and

                      (f) all other documents required to be entered into by Flint and the Parent pursuant hereto or reasonably requested by Semotus to convey the Assets to Semotus or to otherwise consummate the transactions contemplated hereby.

           Section 9.3 Semotus Closing Deliveries. On the Closing, Semotus shall deliver, or caused to be delivered, to Flint the following:

                      (a) a certificate representing the Semotus Shares to be issued at Closing in exchange for the contribution of the Assets pursuant to Section 3.2;

                      (b) a certificate of LaPine and an authorized officer as to compliance with the conditions set forth in Section 8.2(c) and
           (c);

                      (c) the Assumption Agreement; and

                      (d) all other documents required to be entered into or delivered by Semotus at or prior to the Closing pursuant hereto.

                                    ARTICLE X
                                   TERMINATION

           Section 10.1 Termination. This Agreement may be terminated:

                      (a) in writing by mutual consent of Semotus and Flint;

                      (b) by written notice from Flint to Semotus, in the event Semotus (i) fails to perform in any material respect any of its agreements contained herein required to be performed by it at or prior to the Closing or (ii) materially breaches any of its representations and warranties contained herein, which failure or breach is not cured within ten (10) days following Flint having notified Semotus of its intent to terminate this Agreement pursuant to this Section 10.1(b);

                      (c) by written notice from Semotus to Flint, in the event Flint or the Parent (i) fails to perform in any material respect any of their agreements contained herein required to be performed by it at or prior to the Closing or (ii) materially breaches any of their representations and warranties contained herein, which failure or breach is not cured within ten (10) days following Semotus having notified Flint of its intent to terminate this Agreement pursuant to this Section 10.1(c);

                      (d) by written notice from either Semotus or Flint to the other under the circumstances described in Section 7.14; or

                      (e) by written notice by Flint to Semotus or Semotus to Flint, as the case may be, in the event the Closing has not occurred on or prior to June 30, 2008 (the "Expiration Date") for any reason other than delay or nonperformance of the Party seeking such termination.

           Section 10.2 Specific Performance and Other Remedies. Each Party hereby acknowledges that the rights of each Party to consummate the transactions contemplated hereby are special, unique and of extraordinary character and that, in the event that any Party violates or fails or refuses to perform any covenant or agreement made by it herein, the non-breaching Party may be without an adequate remedy at law. In the event that any Party violates or fails or refuses to perform any covenant or agreement made by such Party herein, the non-breaching Party or Parties may, subject to the terms hereof and in addition to any remedy at law for damages or other relief, institute and prosecute an action in any court of competent jurisdiction to enforce specific performance of such covenant or agreement or seek any other equitable relief.

           Section 10.3 Effect of Termination. In the event of termination of this Agreement pursuant to this Article X, this Agreement shall forthwith become void and there shall be no liability on the part of any Party or its partners, officers, directors or stockholders, except for obligations under Section 7.9 (Public Announcements), Section 10.2 (Specific Performance and Other Remedies),
Section 12.1 (Notices), Section 12.5 (Controlling Law), Section 12.6 (Severability), Section 12.8 (Enforcement of Certain Rights), Section 12.9 (Waiver; Amendment) and Section 12.14 (Transaction Costs) and this Section 10.3, all of which shall survive the Termination Date. Notwithstanding the foregoing, nothing contained herein shall relieve any Party from liability for any breach hereof; PROVIDED, HOWEVER, that (i) if any Party terminates this Agreement under
Section 10.1(b) or 10.1(c) on the basis that the other Party breached any agreement or covenant or (ii) a Party refuses to close notwithstanding the conditions precedent to such Party's obligation to close having been fulfilled, then, the Party who breached the covenant (as to clause (i)) or the Party who refused to close (as to clause (ii)) shall be required to pay all costs and expenses of the other Party, including reasonable attorneys' and accountants' fees and expenses incurred in connection with the transactions described herein.

                                   ARTICLE XI
                                 INDEMNIFICATION

           Section 11.1 Indemnification Obligations of Flint and Parent.

                      (a) From and after the Closing, Flint and the Parent shall, jointly and severally, indemnify, defend and hold harmless the Semotus Indemnified Parties from, against, and in respect of, any and all Losses arising out of or relating to:

                      (i) any liability or obligation of Flint or the Parent of any nature whatsoever except the Assumed Liabilities;

                      (ii) events or circumstances occurring or existing with respect to the ownership, operation and maintenance of Flint's business and the Assets on or prior to the Closing Date, except the Assumed Liabilities;

                      (iii) any breach or inaccuracy of any representation or warranty made by Flint or the Parent in this Agreement (other than in Article V) or any Flint Ancillary Document, whether such representation or warranty is made as of the date hereof or as of the Closing Date;

                      (iv) any breach of any covenant, agreement or undertaking made by Flint or the Parent in this Agreement or any Flint Ancillary Documents;

                      (v) (A) any provision of any Environmental Law and arising out of, or relating to, (1) any act or omission of Flint or its employees, agents or representatives on or prior to the Closing Date or (2) the ownership, use, control or operation on or prior to the Closing Date of any real property, plant, facility, site, area or property used in Flint's business (whether currently or previously owned or leased by Flint), including arising from any Release of any Hazardous Material or off-site shipment of any Hazardous Material at or from such real property, plant, facility, site, area or property or (B) mold or any other environmental matter or condition arising on or prior to the Closing Date; or

                      (vi) non-compliance by the Parties with any applicable bulk sales Law.

                      (b) From and after the Closing, Parent shall indemnify, defend and hold harmless the Semotus Indemnified Parties from, against, and in respect of, any and all Losses arising out of or relating to any breach or inaccuracy of any representation or warranty made by Parent in Article V of this Agreement, whether such representation and warranty is made as of the date hereof or as of the Closing Date.

           The Losses of the Semotus Indemnified Parties described in this
Section 11.1 as to which the Semotus Indemnified Parties are entitled to indemnification are collectively referred to as "Semotus Losses."

           Section 11.2 Indemnification Obligations of Semotus. From and after the Closing, Semotus shall indemnify and hold harmless the Flint Indemnified Parties from, against and in respect of any and all Losses arising out of or relating to:

                      (a) any breach or inaccuracy of any representation or warranty made by Semotus or LaPine in this Agreement or in any Semotus Ancillary Document, whether such representation or warranty is made as of the date hereof or as of the Closing Date; or

                      (b) any breach of any covenant, agreement or undertaking made by Semotus in this Agreement or in any Semotus Ancillary Document.

           The Losses of the Flint Indemnified Parties described in this Section
11.2 as to which the Flint Indemnified Parties are entitled to indemnification are collectively referred to as "Flint Losses."

           Section 11.3 Indemnification Procedure.

                      (a) Promptly following receipt by an Indemnified Party of notice by a third party (including any Governmental Entity) of any complaint, dispute or claim or the commencement of any audit, investigation, action or proceeding with respect to which such Indemnified Party may be entitled to indemnification pursuant hereto, such Indemnified Party shall provide written notice thereof to the Party obligated to indemnify under this Agreement (the "Indemnifying Party"), PROVIDED, HOWEVER, that the failure to so notify the Indemnifying Party shall relieve the Indemnifying Party from liability hereunder with respect to such claim only if, and only to the extent that, such failure to so notify the Indemnifying Party results in the forfeiture by the Indemnifying Party of rights and defenses otherwise available to the Indemnifying Party with respect to such claim. The Indemnifying Party shall have the right, upon written notice delivered to the Indemnified Party within twenty (20) days thereafter assuming full responsibility for any Semotus Losses or Flint Losses (as the case may be) resulting from such audit, investigation, action or proceeding, to assume the defense of such audit, investigation, action or proceeding, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of the fees and disbursements of such counsel. In the event, however, that the Indemnifying Party declines or fails to assume the defense of the audit, investigation, action or proceeding on the terms provided above or to employ counsel reasonably satisfactory to the Indemnified Party, in either case within such 20-day period, then any Semotus Losses or any Flint Losses (as the case may be), shall include the reasonable fees and disbursements of counsel for the Indemnified Party as incurred. In any audit, investigation, action or proceeding for which indemnification is being sought hereunder the Indemnified Party or the Indemnifying Party, whichever is not assuming the defense of such action, shall have the right to participate in such matter and to retain its own counsel at such Party's own expense. The Indemnifying Party or the Indemnified Party (as the case may be) shall at all times use reasonable efforts to keep the Indemnifying Party or Indemnified Party (as the case may be) reasonably apprised of the status of the defense of any matter the defense of which it is maintaining and to cooperate in good faith with each other with respect to the defense of any such matter.

                      (b) No Indemnified Party may settle or compromise any claim or consent to the entry of any judgment with respect to which indemnification is being sought hereunder without the prior written consent of the Indemnifying Party (which may not be unreasonably withheld or delayed), unless (i) the Indemnifying Party fails to assume and maintain the defense of such claim pursuant to Section 11.3(a) or (ii) such settlement, compromise or consent includes an unconditional release of the Indemnifying Party and its officers, directors, employees and Affiliates from all liability arising out of, or related to, such claim. An Indemnifying Party may not, without the prior written consent of the Indemnified Party, settle or compromise any claim or consent to the entry of any judgment with respect to which indemnification is being sought hereunder unless such settlement, compromise or consent (x) includes an unconditional release of the Indemnified Party and its officers, directors, employees and Affiliates from all liability arising out of, or related to, such claim, (y) does not contain any admission or statement suggesting any wrongdoing or liability on behalf of the Indemnified Party and (z) does not contain any equitable order, judgment or term that in any manner affects, restrains or interferes with the business of the Indemnified Party or any of the Indemnified Party's Affiliates.

                      (c) In the event an Indemnified Party claims a right to payment pursuant hereto with respect to any matter not involving a third party complaint, dispute or claim, such Indemnified Party shall send written notice of such claim to the appropriate Indemnifying Party (a "Notice of Claim"). Such Notice of Claim shall specify the basis for such claim. The failure by any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability that it may have to such Indemnified Party with respect to any claim made pursuant to this Section 11.3(c), it being understood that notices for claims in respect of a breach of a representation or warranty must be delivered prior to the expiration of the survival period for such representation or warranty under
           Section 11.4. In the event the Indemnifying Party does not notify the Indemnified Party within thirty (30) days following its receipt of such notice that the Indemnifying Party disputes its liability to the Indemnified Party under this Article or the amount thereof, the claim specified by the Indemnified Party in such Notice of Claim shall be conclusively deemed a liability of the Indemnifying Party under this
           Article XI, and the Indemnifying Party shall pay the amount of such liability to the Indemnified Party on demand or, in the case of any notice in which the amount of the claim (or any portion of the claim) is estimated, on such later date when the amount of such claim (or such portion of such claim) becomes finally determined. In the event the Indemnifying Party has timely disputed its liability with respect to such claim as provided above, as promptly as possible, such Indemnified Party and the appropriate Indemnifying Party shall establish the merits and amount of such claim (by mutual agreement, litigation, arbitration or otherwise) and, within five (5) Business Days following the final determination of the merits and amount of such claim, the Indemnifying Party shall pay to the Indemnified Party immediately available funds in an amount equal to such claim as determined hereunder.

           Section 11.4 Survival Period. The representations and warranties of the Parties contained herein shall not be extinguished by the Closing, but shall survive the Closing for, and all claims for indemnification in connection therewith shall be asserted not later than, eighteen months following the Closing Date; PROVIDED, HOWEVER, that (a) each of the representations and warranties contained in Section 4.1 (Organization), Section
4.2 (Authorization), Section 4.7 (Sufficiency of and Title to Assets), Section
4.29 (Brokers, Finders and Investment Bankers), Section 5.1 (Authorization),
Section 6.1 (Organization), Section 6.2 (Authorization), Section 6.28 (Brokers, Finders and Investment Bankers) shall survive the Closing without limitation as to time, and the period during which a claim for indemnification may be asserted in connection therewith shall continue indefinitely, and (b) each of the representations and warranties contained in Section 4.15 (Tax Returns; Taxes),
Section 4.17 (Benefit Plans), Section 4.18 (Labor Relations), Section 4.20 (Environmental, Health and Safety Matters), Section 6.15 (Tax Returns; Taxes),
Section 6.17 (Semotus Benefit Plans), Section 6.18 (Labor Relations), and
Section 6.20 (Environmental, Health and Safety Matters) shall survive the Closing until, and all claims for indemnification in connection therewith shall be asserted not later than sixty (60) days following, the expiration of any statute of limitations applicable to the rights of any Person to bring any claim with respect to such matters. The covenants and agreements of the Parties hereunder shall survive without limitation as to time, and the period during which a claim for indemnification may be asserted in connection therewith shall continue indefinitely. Notwithstanding the foregoing, if, prior to the close of business on the last day a claim for indemnification may be asserted hereunder, an Indemnifying Party shall have been properly notified of a claim for indemnity hereunder and such claim shall not have been finally resolved or disposed of at such date, such claim shall continue to survive and shall remain a basis for indemnity hereunder until such claim is finally resolved or disposed of in accordance with the terms hereof.

           Section 11.5 Investigations. The respective representations and warranties of the Parties contained in this Agreement or any certificate or other document delivered by any Party at or prior to the Closing and the rights to indemnification set forth in Article XI shall not be deemed waived or otherwise affected by any investigation made, or knowledge acquired, by a Party.

           Section 11.6 Exclusive Remedy. Except for actions grounded in fraud, from and after the Closing, the indemnities provided in this Article XI shall constitute the sole and exclusive remedy of any Indemnified Party for damages arising out of, resulting from or incurred in connection with any claims related to this Agreement or arising out of the transactions contemplated hereby; PROVIDED, HOWEVER, that this exclusive remedy for damages does not preclude a party from bringing an action for specific performance or other equitable remedy to require a party to perform its obligations under this Agreement or any agreement entered into in connection herewith

           Section 11.7 Limitations.

                      (a) The Semotus Indemnified Parties shall not be entitled to any indemnification payment from Flint or the Parent under Section
           11.1 above for breaches of representations and warranties unless and until the cumulative amount of all Semotus Losses determined to have been incurred by the Semotus Indemnified Parties as a result of all such breaches exceeds $100,000 (the "Semotus Deductible"); PROVIDED, HOWEVER, that no payment shall be made, no amount shall be counted towards satisfaction of the Semotus Deductible and no right to indemnification shall exist with respect to any individual Loss of less than $10,000 (the "Semotus De Minimis Amount") it being understood that any related Loss or Losses arising out of similar facts or circumstances shall be considered as one Loss for purposes of determining whether the Semotus De Minimis Amount has been satisfied and it being further understood that for any such Loss exceeding such Semotus De Minimis Amount, a payment shall be made for the full amount of the Loss (subject to the Semotus Deductible); PROVIDED, HOWEVER, if such aggregate amount exceeds $100,000, then in such event the Semotus Indemnified Parties shall be entitled to an indemnification payment for the full amount of Losses that exceeds such $100,000. The Semotus Deductible and the Semotus De Minimis Amount shall not apply to the obligations of Flint and Parent herein to indemnify the Semotus Indemnified Parties in connection with (x) a breach by Flint or Parent of a representation or warranty contained in Section 4.1 (Organization), Section 4.2 (Authorization), Section
           4.7 (Sufficiency of and Title to Assets), Section 4.15 (Tax Returns; Taxes) or Section 5.1 (Authorization) or (y) any breach of a covenant by Flint or Parent herein.

                      (b) The Flint Indemnified Parties shall not be entitled to any indemnification payment from Semotus under Section 11.2 above for breaches of representations and warranties unless and until the cumulative amount of all Flint Losses determined to have been incurred by the Flint Indemnified Parties as a result of all such breaches exceeds $100,000 (the "Flint Deductible"); PROVIDED, HOWEVER, that no payment shall be made, no amount shall be counted towards satisfaction of the Flint Deductible and no right to indemnification shall exist with respect to any individual Loss of less than $10,000 (the "Flint De Minimis Amount") it being understood that any related Loss or Losses arising out of similar facts or circumstances shall be considered as one Loss for purposes of determining whether the Flint De Minimis Amount has been satisfied and it being further understood that for any such Loss exceeding such Flint De Minimis Amount, a payment shall be made for the full amount of the Loss (subject to the Flint Deductible); PROVIDED, HOWEVER, if such aggregate amount exceeds $100,000, then in such event the Flint Indemnified Parties shall be entitled to an indemnification payment for the full amount of Losses that exceeds such $100,000. The Flint Deductible and the Flint De Minimis Amount shall not apply to the obligations of Semotus herein to indemnify the Flint Indemnified Parties in connection with (x) a breach by Semotus of a representation or warranty contained in Section 6.1 (Organization),
           Section 6.2 (Authorization) or Section 6.15 (Tax Returns; Taxes) or
           (y) any breach of a covenant by Semotus herein.

                                   ARTICLE XII
                            MISCELLANEOUS PROVISIONS

           Section 12.1 Notices. All notices, communications and deliveries required or made hereunder must be made in writing signed by or on behalf of the Party making the same, shall specify the Section hereunder pursuant to which it is given or being made, and shall be delivered personally or by telecopy transmission or by a national overnight courier service or by registered or certified mail (return receipt requested) (with postage and other fees prepaid) as follows:

           To Flint or Parent:   Flint Telecom, Inc.
                                 Carrick House
                                 49 Fitzwilliam Square
                                 Dublin 2
                                 Ireland
                                 Attn:  Vincent Brown, Chief Executive Officer
                                 Facsimile No.: [___________]

           with a copy to:       Paul, Hastings, Janofsky & Walker LLP
                                 600 Peachtree Street, NE, Suite 2400
                                 Atlanta, Georgia 30308-2222
                                 Attn:  Kevin Conboy
                                 Facsimile No.: (404) 815-2424

           To Semotus:           Semotus Solutions, Inc.
                                 718 University Avenue, Suite 202
                                 Los Gatos, California 95032
                                 Attn:  Anthony LaPine, Chief Executive Officer
                                 Facsimile No.: [__________]

or to such other representative or at such other address of a Party as such Party may furnish to the other Parties in writing. Any such notice, communication or delivery shall be deemed given or made (a) on the date of delivery, if delivered in person, (b) upon transmission by facsimile if receipt is confirmed by telephone, (c) on the first (1st) Business Day following delivery to a national overnight courier service or (d) on the fifth (5th) Business Day following it being mailed by registered or certified mail.

           Section 12.2 Schedules and Exhibits. The Flint Disclosure Letter, Semotus Disclosure Letter and Exhibits are hereby incorporated into this Agreement and are hereby made a part hereof as if set out in full herein.

           Section 12.3 Assignment; Successors in Interest. No assignment or transfer by any Party of such Party's rights and obligations hereunder shall be made except with the prior written consent of the other Parties. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns, and any reference to a Party shall also be a reference to the successors and permitted assigns thereof.

           Section 12.4 Captions. The titles, captions and table of contents contained herein are inserted herein only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

           Section 12.5 Controlling Law. This Agreement shall be governed by and construed and enforced in accordance with the internal Laws of the State of Nevada without reference to its choice of law rules.

           Section 12.6 Severability. Any provision hereof that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by Law, each Party hereby waives any provision of Law that renders any such provision prohibited or unenforceable in any respect.

           Section 12.7 Counterparts; Facsimile. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement or the terms hereof to produce or account for more than one of such counterparts. This Agreement and any document executed and delivered in connection with this Agreement, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or as an attachment to an electronic mail message in "pdf" or similar format, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any Party to any such agreement or instrument, each other Party hereto or thereto shall re-execute original forms thereof and deliver them to all other Parties. No Party to any such agreement or instrument shall raise the use of a facsimile machine or electronic mail attachment in "pdf" or similar format to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or as an attachment to an electronic mail message as a defense to the formation of a contract and each such Party forever waives any such defense. A facsimile signature or electronically scanned copy of a signature shall constitute and shall be deemed to be sufficient evidence of a Party's execution of this Agreement, without necessity of further proof. Each such copy shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

           Section 12.8 Enforcement of Certain Rights. Nothing expressed or implied herein is intended, or shall be construed, to confer upon or give any Person other than the Parties, and their successors or permitted assigns, any right, remedy, obligation or liability under or by reason of this Agreement, or result in such Person being deemed a third-party beneficiary hereof.

           Section 12.9 Waiver; Amendment. Any agreement on the part of a Party to any extension or waiver of any provision hereof shall be valid only if set forth in an instrument in writing signed on behalf of such Party. A waiver by a Party of the performance of any covenant, agreement, obligation, condition, representation or warranty shall not be construed as a waiver of any other covenant, agreement, obligation, condition, representation or warranty. A waiver by any Party of the performance of any act shall not constitute a waiver of the performance of any other act or an identical act required to be performed at a later time. This Agreement may not be amended, modified or supplemented except by written agreement of the Parties.

           Section 12.10 Integration. This Agreement and the documents executed pursuant hereto supersede all negotiations, agreements and understandings among the Parties with respect to the subject matter hereof (except for any Confidentiality Agreement by and between Semotus and Flint which shall remain in effect until termination or expiration pursuant to its terms) and constitute the entire agreement among the Parties with respect thereto.

           Section 12.11 Compliance with Bulk Sales Laws. Each Party hereby waives compliance by the Parties with the "bulk sales," "bulk transfers" or similar Laws and all other similar Laws in all applicable jurisdictions in respect of the transactions contemplated by this Agreement.

           Section 12.12 Interpretation. Where the context requires, the use of a pronoun of one gender or the neuter is to be deemed to include a pronoun of the appropriate gender. References herein to any Law shall be deemed to refer to such Law, as amended from time to time, and all rules and regulations promulgated thereunder. The words "include," "includes," and "including" shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation." Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits of this Agreement.

           Section 12.13 Cooperation Following the Closing. Following the Closing, each Party shall deliver to the other Parties such further information and documents and shall execute and deliver to the other Parties such further instruments and agreements as any other Party shall reasonably request to consummate or confirm the transactions provided for herein, to accomplish the purpose hereof or to assure to any other Party the benefits hereof.

           Section 12.14 Transaction Costs. Except as provided above or as otherwise expressly provided herein, (a) Semotus shall pay its own fees, costs and expenses incurred in connection herewith and the transactions contemplated hereby, including the fees, costs and expenses of its financial advisors, accountants and counsel, and (b) Flint and the Parent shall pay the fees, costs and expenses of Flint and the Parent incurred in connection herewith and the transactions contemplated hereby, including the fees, costs and expenses of financial advisors, accountants and counsel to Flint and the Parent.

                                      * * *

           IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed, as of the date first above written.

                      SEMOTUS:

                                SEMOTUS SOLUTIONS, INC.

                                By: /s/ Anthony LaPine
                                    -----------------------------
                                Name: Anthony LaPine
                                Title: Chief Executive Officer

                      FLINT:

                                FLINT TELECOM, INC.

                                By: /s/ Vincent Browne
                                    -----------------------------
                                Name: Vincent Browne
                                Title: Chief Executive Officer

                      PARENT:

                                FLINT TELECOM LIMITED

                                By: /s/ Vincent Browne
                                    -----------------------------
                                Name: Vincent Browne
                                Title: Chief Executive Officer


                   -Signature Page to Contribution Agreement-